Use these links to rapidly review the document

Registration No. 333-180492
Filed Pursuant to Rule 424(b)(5)

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 25, 2012

Up to 55,162,988 Units, Each Consisting of
One Share of Common Stock and One-Half of a Warrant to Purchase a Share of
Common Stock, for an Aggregate of 82,744,482 Shares of Common Stock Including
Shares Issuable Upon Exercise of the Warrants

         We are distributing at no charge to all of the holders of our common stock, referred to as our holders, non-transferable unit subscription rights, or Rights, to purchase their pro rata share of an aggregate of 55,162,988 units, or Units, at a price of $0.22 per Unit. Each Unit consists of one share of our common stock and one-half of a warrant to purchase a share of common stock, with each whole warrant entitling the holder to purchase a share of common stock. The warrant exercise price for a whole warrant will be $0.35, subject to certain adjustments. The warrants will be exercisable for a period of 12 months from the date of issuance, and each whole warrant will be immediately detachable and separately tradable. Rights must be exercised in multiples of two because no fractional warrants will be issued in connection with the exercise of Rights.

         If you fully exercise your Rights and other holders of Rights do not fully exercise their Rights, you may also exercise an Over-subscription Right to purchase additional Units for which other holders have not subscribed, subject to the limitations described in this prospectus supplement.

         You will not be entitled to receive any Rights unless you were a stockholder of record as of 5:00 p.m., New York City time, on May 16, 2013, or the Record Date. Holders as of this date will each receive 0.751 Rights for every share of common stock owned. The Rights will expire if they are not exercised by 5:00 p.m., New York City time, on June 6, 2013, unless extended by us.

         Two of our stockholders, Very Hungry, LLC and Scott Rieman 1991 Trust, whom we refer to together as the Very Hungry Parties, made a $5 million loan to us on May 2, 2013 and received from us $5.5 million of original issue discount subordinated promissory notes. In connection with the loan, the Very Hungry Parties agreed to invest the aggregate principal amount of their subordinated promissory notes into the same securities offered in the rights offering at the rights offering subscription price. Their investment will be effected in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and will be made through the full exercise of their Rights in this rights offering and their subscription for additional Units through their Over-subscription Rights. Any portion of the subordinated promissory notes that remain outstanding following the rights offering will automatically convert into Units at a conversion price equal to the rights offering subscription price upon obtaining stockholder approval as required by the Nasdaq Listing Rules, which we will seek at our annual meeting of stockholders expected to be in July 2013. If stockholder approval is not obtained, the remaining portion of the subordinated promissory notes will mature on September 9, 2013. Prior to the completion of this rights offering, the Very Hungry Parties and an affiliate of Scott Reiman 1991 Trust, or the Trust, hold stock, warrants and options that on an as-converted basis equal approximately 19.4% of our outstanding shares. Following completion of this rights offering, the underwritten public offering and the Very Hungry Parties investment, they will hold stock, warrants and options that on an as-converted basis equal approximately 35.9% of our outstanding shares assuming the minimum offering size, and 23.7%, assuming the maximum offering size as described below.

         We may allocate unsubscribed Units to other potential investors at the price offered in the rights offering.

         In connection with this rights offering, we expect to conduct a separate underwritten public offering of Units at an offering price no lower than offered in the rights offering. We expect that offering to be made pursuant to a separate prospectus supplement and to close on the same day as the rights offering. The maximum aggregate gross proceeds to be raised in the rights offering and the underwritten public offering is approximately $28.4 million and the minimum is approximately $12 million, in each case inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties described above. We will have to raise additional capital beyond the maximum sought in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties to satisfy financing milestones in our restructured senior debt and to fund operations. We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering and the underwritten public offering) to meet the funding milestones of our Karlsson Group senior debt and to fund our operations through completion of a definitive feasibility study. If we do not raise a minimum of approximately $12 million in these transactions, the rights offering will be terminated. In that event we will review our available options, which could include a voluntary bankruptcy filing.

         Rights may not be sold or transferred except under the very limited circumstances described later in this prospectus supplement. This offering is not an underwritten offering. We have engaged Roth Capital Partners, LLC to provide financial advisory services in connection with this rights offering and other matters for a fee equal to 3% of the gross proceeds we raise from the sale of Units in the rights offering and from the Very Hungry Parties' conversion of their subordinated promissory notes into Units. Our common stock is quoted on the Nasdaq Capital Market under the symbol "PGRX." On May 21, 2013, the last reported sale price of our common stock was $0.21 per share.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 22, 2013.

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering. This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-180492) that we filed with the Securities and Exchange Commission, or the SEC, and that was declared effective by the Securities and Exchange Commission, or SEC, on May 25, 2012. To the extent that the information contained in this prospectus supplement differs from, or is inconsistent with, any information in the accompanying prospectus or any document incorporated by reference herein or therein, the statements made in the accompanying prospectus and the information incorporated by reference herein and therein are deemed modified or superseded by the statements made in this prospectus supplement. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, carefully before deciding whether to invest in the Units.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering. We have not authorized any other person to provide you with different or additional information. You should not rely on any unauthorized information or representations.

        This prospectus supplement and the accompanying prospectus are an offer to sell only the Units offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus, or the documents incorporated by reference herein or therein, is current only as of their respective dates and our business, financial condition and results of operations may have changed since those dates.

WHERE TO FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed, or furnished to, the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC's Internet website at www.sec.gov. You may also inspect the documents described herein at our principal executive offices at 1401 17th Street, Suite 1550, Denver, Colorado 80202, during normal business hours.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, estimates, goals, strategies, intent, assumptions, beliefs or current expectations and can be identified by the use of terms and phrases such as "seek," "is expected," "budget," "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future tense or conditional construction ("will," "may," "could," "should," etc.) and the negative forms of any of these words and other similar expressions.

        The forward-looking statements are based on estimates and assumptions that we have made in light of our experience and perception of historical trends. In making the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, we have applied several material assumptions including, but not limited to, assumptions relating to: future demand for and supply of potash; our plan to capitalize on potash demand; our plan to convert our mineral resources into mineral reserves; the environmental and permitting process, preliminary mine design and anticipated completion of a definitive feasibility study; our plan of exploration; the economic and legal viability of a potash mine in the Holbrook Basin; future sales of state leases and permits; our ability to raise capital; funding the approximately $128.7 million we owe to The Karlsson Group, Inc., which amount will increase as interest is accrued and potential tax gross-up payments are incurred; funding the approximately $6.8 million we owe to affiliates of Apollo Global Management, LLC; our ability to further implement our business plan and generate revenue; our ability to satisfy the requirements and successfully execute on the commercial arrangement set forth in the potash supply agreement we have entered into with Sichuan Chemical Industry Holding (Group) Co., Ltd.; our anticipation of investing considerable amounts of capital to establish production from our mining project in the Holbrook Basin in Arizona; our anticipation of our ability to identify mineral reserves that are capable of providing an acceptable return for investors that is commensurate with the inherent risks of a mining project; anticipated capital and operating costs; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; compliance with and impact of laws and regulations; impact of litigation and other legal proceedings; and effectiveness of our internal control over financial reporting.

        Forward-looking statements are inherently subject to known and unknown business, economic and other risks and uncertainties that may cause actual results to be materially different from those expressed or implied by our forward-looking statements, including without limitation risks related to:

  •
  our history of operating losses and expectation of future losses;

  •
  our ability to develop a mine that is able to commercially produce potash;

  •
  our ability to obtain sufficient additional capital to satisfy our significant funding requirements;

  •
  our ability to pay the amounts due on our indebtedness to The Karlsson Group, Inc., affiliates of Apollo Global Management, LLC and the Very Hungry Parties;

  •
  our ability to obtain all necessary permits and other approvals;

  •
  our ability to complete a definitive feasibility study and achieve our estimated timetables for production at the Holbrook Basin;

  •
  the accuracy of our mineral resource estimates;

  •
  our ability to attract and retain key personnel;

  •
  competition in the mining industry;

  •
  acquiring additional properties, such as difficulties in integrating acquired properties into our business;

  •
  our potash supply agreement with Sichuan Chemical;

  •
  the exploration, development and operation of a mine or mine property;

  •
  title defects on our mineral properties and our ability to obtain additional property rights;

  •
  our technical report, preliminary economic assessment and interim engineering study being prepared in accordance with foreign standards that differ from the standards generally permitted in reports filed with the SEC;

  •
  governmental policies and regulation affecting the agricultural industry;

  •
  increased costs and restrictions on operations due to compliance with environmental legislation and other governmental regulations;

  •
  the global supply of, and demand for, potash and potash products;

  •
  the cyclicality of the crop nutrient markets; and

  •
  global economic conditions.

        This list is not exhaustive of the factors that may affect any of our forward-looking statements. Investors are urged to carefully review and consider the various risks and uncertainties and other factors referred to under the heading "Risk Factors" beginning on page S-20 of this prospectus supplement and page 8 in the accompanying prospectus and in the documents incorporated by reference herein and therein. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. In addition, although we have attempted to identify important risk factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward looking statements, there may be other factors we have not considered, or that we currently deem to be immaterial, that cause achievements, events or conditions not to be as anticipated, estimated or intended

        These forward-looking statements are based on the beliefs, expectation and opinions of management on the date the statements are made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date made, other than as may be required by applicable law or regulation. For the reasons set out above, investors should not place undue reliance on forward-looking statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains the accompanying prospectus and until the offering of the securities covered thereby is completed or withdrawn; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

  •
  Our Annual Report on Form 10-K/A for the year ended March 31, 2012 (excluding Exhibits 99.3 and 99.4 thereto) filed on May 22, 2013;

  •
  Our Quarterly Reports on Form 10-Q/A for the periods ended June 30, 2012 and December 31, 2012 filed on May 22, 2013;

  •
  Our Quarterly Report on Form 10-Q for the period ended September 30, 2012;

  •
  Our Current Reports on Form 8-K filed on June 4, 2012, June 18, 2012, June 19, 2012, June 29, 2012, August 6, 2012 (excluding Exhibit 99.1), August 30, 2012, October 18, 2012, October 22, 2012 (excluding Exhibit 99.1), October 26, 2012, November 1, 2012, November 9, 2012, November 20, 2012, December 4, 2012, December 18, 2012 (excluding Exhibit 99.1), December 26, 2012, January 9, 2013, January 16, 2013, January 29, 2013, February 14, 2013, February 19, 2013, March 8, 2013, March 11, 2013, March 13, 2013, April 1, 2013, April 4, 2013, April 16, 2013, April 17, 2013, April 26, 2013, May 6, 2013, May 8 and May 22, 2013;

  •
  Our Current Reports on Form 8-K/A filed on July 17, 2012 and on August 1, 2012 as amended by our Current Report on Form 8-K/A filed on May 22, 2013;

  •
  Our Definitive Proxy Statement on Schedule 14A filed on August 15, 2012; and

  •
  The description of our common stock contained in our registration statement on Form 8-A filed June 14, 2011 with the SEC under Section 12(b) of the Exchange Act (File No. 000-54438), including any subsequent amendment or report filed for the purpose of updating such description.

        You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Prospect Global Resources Inc.
1401 17th Street, Suite 1550, Denver, Colorado 80202
Attn: Investor Relations
(303) 990-8444

        Readers should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Readers should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference herein and therein, or any free writing prospectus, is accurate as of any date other than the date on the front cover of the applicable document.

CAUTIONARY NOTE TO INVESTORS REGARDING MINERAL DISCLOSURES

        We commissioned a technical report in accordance with the Canadian Securities Administrator's National Instrument 43-101 "Standards of Disclosure for Mineral Projects," commonly known as NI 43-101, as well as a preliminary economic assessment, or PEA, as well as a recent interim engineering study. The Canadian standards are different from the standards generally permitted in reports filed with the SEC. In accordance with NI 43-101, we historically have reported measured, indicated and inferred resources, measurements which are recognized terms under NI 43-101 but are not recognized by the SEC and are generally not permitted in filings made with the SEC. The term "resource" does not equate to the term "reserve." Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted. Investors are cautioned not to assume that any part of indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. The SEC's disclosure standards normally do not permit the inclusion of information concerning "inferred resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC subject to certain exceptions. The PEA and the interim engineering study contain estimates based on our indicated and inferred resources. However, in accordance with both U.S. standards and NI 43-101, estimates of inferred mineral resources cannot form the basis of a feasibility study. We provided the disclosure of resources to provide a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101. Accordingly, our previously disclosed descriptions of our mineral deposits may not be comparable to similar information made public by other U.S. domestic companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. Further, investors should be aware that the issuer has no "reserves" as defined by SEC Industry Guide 7 and are cautioned not to assume that any part or all of the estimated mineral resources will ever be confirmed or converted into SEC Industry Guide 7 compliant "reserves."

        Our Current Report on Form 8-K filed on October 18, 2012 refers to our interim engineering study as a "cost feasibility study." It is important to note that the interim engineering study is not a preliminary feasibility study or a final definitive or "bankable" feasibility study within the meaning of SEC Industry Guide 7 or NI 43-101. Among other things, the interim engineering study is a preliminary interim study that contains estimates based on inferred resources. As noted above, in accordance with both U.S. standards and NI 43-101, estimates of inferred resources cannot form the basis of a feasibility study. Investors are cautioned not to assume the interim engineering report constitutes a bankable feasibility study, which we are targeting for completion in mid-2014. As is common for natural resources development projects, through our ongoing engineering work and analysis, we are continually evaluating multiple methods to increase stockholder value while decreasing development and operating risks through alternative development scenarios. These ongoing efforts could lead to (i) changes in capital expenditures required to build the mine, (ii) projected production levels, (iii) operating costs and (iv) mine life. We will announce any significant changes to our business plan resulting from our ongoing optimization analyses and will continue to make such evaluations.

        Information on our website is not incorporated by reference in this prospectus supplement.

 SUMMARY

        This summary contains basic information about us and this offering. This summary is not complete and does not contain all the information you should consider before investing in the Units. You should read this summary in conjunction with, and the summary is qualified in its entirety by, the more detailed information contained elsewhere, or incorporated by reference, in this prospectus supplement, including the information under "Risk Factors" beginning on page S-20 of this prospectus supplement and the financial statements and related notes included in the Annual Report on Form 10-K incorporated by reference in this prospectus supplement.

Company Overview

        We are engaged in the exploration and development of a potash mine in the Holbrook Basin of eastern Arizona, which we refer to as the Holbrook Project. Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. The Holbrook Project consists of permits and leases on 147 mineral estate sections spanning approximately 90,000 acres in the Holbrook Basin of eastern Arizona, along the southern edge of the Colorado Plateau.

        We completed a preliminary economic assessment for the Holbrook Project in December 2011. We have been working on a definitive feasibility study, or DFS, for the Holbrook Project and anticipate it will be completed in mid-2014. As is common for natural resources development projects, through our ongoing engineering work and analysis, we are continually evaluating multiple methods to increase stockholder value while decreasing development and operating risks through alternative development scenarios. These ongoing efforts could lead to (i) changes in capital expenditures required to build the mine, (ii) projected production levels, (iii) operating costs and (iv) mine life. We will announce any significant changes to our business plan resulting from our ongoing optimization analyses and will continue to make such evaluations.

        We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering and the underwritten public offering) to meet the funding milestones of our Karlsson Group senior debt and to fund our operations (including satisfaction of existing payables to various vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $5 to $8 million, and the cost of the additional drilling during the completion period will be approximately $3 to $5 million.

Recent Developments

        Receipt of $5 Million Financing.    On May 2, 2013, we borrowed $5 million from the Very Hungry Parties and issued to them $5.5 million of original issue discount subordinated promissory notes. As required by our restructured senior debt to the Karlsson Group, $2.1 million of the proceeds of this loan was escrowed to be used solely to fund specified development expenses for our Holbrook Project such as lease payments and drilling. The Very Hungry Parties and an affiliate of the Trust currently hold 8,676,467 shares of our common stock and warrants and options to purchase up to 6,935,295 shares (representing approximately 19.4% of our outstanding shares on an as-converted basis). The Very Hungry Parties have agreed to invest their $5.5 million subordinated notes in the same securities issued in the rights offering at the rights offering subscription price as described under "Summary—The Rights Offering—$5.5 Million Investment by the Very Hungry Parties." In consideration for the subordinated loan we reduced the exercise price on all warrants to purchase our common stock held by the Very Hungry Parties to $0.30 per share (in each case from exercise prices ranging from $4.25 per share to $3.00 per share) and extended the maturity of all these warrants to August 1, 2017.

        Restructuring of Senior Debt Owed to Karlsson.    On April 15, 2013, we amended our approximately $128.7 million of senior debt owed to The Karlsson Group, Inc., or Karlsson. The maturity date was extended to the earlier of (i) 12 months following completion of a DFS or (ii) July 1, 2015. An interim principal payment of $30 million is due on the earlier of (i) six months following completion of a DFS or (ii) January 2, 2015. We are required to prepay the Karlsson note with 10% of the gross proceeds of any capital raised following the first $10 million of capital raised. The terms of our restructured senior debt require us to raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013, which we hope to raise through this rights offering and the underwritten public offering, and (ii) an additional $18 million by September 10, 2013. Also under the amended agreements we are restricted from incurring debt other than specified subordinated debt and are required to meet specified capital raising milestones that are described in "Recent Developments—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

        Changes in Management.    In March 2013, we appointed Damon Barber our president and chief executive officer. Mr. Barber had previously served as our executive vice president and chief financial officer since December 2012. Mr. Barber has more than 20 years' experience in natural-resources finance and operations and is a former chief executive officer of CST Mining Group Limited, a Hong Kong-based mining company. Also in March 2013, we appointed Gregory Dangler our interim chief financial officer. Mr. Dangler had previously served as our vice president of finance since March 2012. Mr. Dangler has a broad background in private equity investing, development of large-scale technical infrastructure projects, and the financing and management of international growth companies. Our executive vice president and chief operating officer, Brian Wallace, recently resigned to accept a new position. We have no immediate plans to replace him, as we believe our management team is at an appropriate size for the next stage of our growth. See "Recent Developments—Changes in Management."

        Termination of Apollo Financing and Restructuring of Senior Debt Owed to Apollo.    On March 7, 2013, we entered into a termination and release agreement with certain affiliates of certain investment funds managed by Apollo Global Management, LLC, referred to herein as Apollo, that terminated a contemplated $100 million financing that would not have been funded until completion of a DFS meeting specified criteria in the Apollo financing documents. The financing was terminated as a result of concerns about Prospect Global's ability to obtain the necessary stockholder approval for the financing and to satisfy all of the closing conditions to the financing. In connection with the termination we (i) paid Apollo $750,000 in cash and issued two promissory notes totaling approximately $6.8 million maturing on September 3, 2013 as a break up and release payment and (ii) reimbursed the Apollo parties for $2.16 million of expenses incurred by them in connection with the Apollo Financing. The agreement also contains mutual releases. In connection with the restructuring of our debt to Karlsson we amended the Apollo promissory notes to extend the maturity date and repayment terms to parallel those in the amended Karlsson note. See "Recent Developments—Termination of Apollo Financing" and "—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

        Claim Asserted by Stockholder.    We recently received correspondence from a stockholder who purchased $10 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering. We believe the claim is without merit and are vigorously defending against it. No litigation has been commenced in this matter.

 The Rights Offering

The Rights Offering	We are distributing to you, at no charge, 0.751 Rights for each share of our common stock you own on the Record Date (as defined below). The Rights and the Over-subscription Right may be exercised until the Expiration Date set forth below. Each Right entitles you to purchase one Unit at the Subscription Price (as defined below). For each Right exercised you will receive one share of common stock and one-half of a warrant, with each whole warrant entitling the holder to purchase a share of common stock. Rights must be exercised in whole multiples of two because no fractional warrants will be issued in connection with the exercise of Rights. Fractional Rights rounded down to the nearest even whole number will be cancelled without payment to the holder.

If you fully exercise your Rights and other holders of Rights do not fully exercise their Rights, you may also exercise an Over-subscription Right to purchase additional Units that remain unsubscribed as a result of any unexercised Rights. To the extent the number of available Units are not sufficient to satisfy all of the properly exercised Over-subscription Right requests, the available Units will be prorated among those who properly exercised the Over-subscription Right based on the number of Units each rights holder subscribed for under the Over-subscription Right.

We may allocate unsubscribed Units to other potential investors at the price offered in the rights offering.

The maximum aggregate gross proceeds to be raised in the rights offering and the underwritten public offering is approximately $28.4 million and the minimum is approximately $12 million, in each case inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties. If we raise the maximum we will have issued virtually all of our available common stock, which will prevent us from raising additional equity capital until we have more shares to issue. As a result, we intend to seek an increase in our authorized common stock at our annual stockholders meeting expected to be in July, 2013. We will have to raise additional capital beyond the maximum sought in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties to satisfy financing milestones in our restructured senior debt and to fund operations. If we do not raise the minimum of approximately $12 million in these transactions, the rights offering will be terminated. In that event we will review our available options, which could include a voluntary bankruptcy filing.

Warrant

Each whole warrant will entitle the holder thereof to acquire one share of common stock at an exercise price of $0.35. The warrants will be exercisable for a period of 12 months from the date of issuance and each whole warrant will be immediately detachable and separately tradable from the common stock. Rights must be exercised in multiples of two because no fractional warrants will be issued in connection with the exercise of Rights.

Subscription Price	$0.22 per Unit, payable in cash.
Record Date	5:00 p.m., New York City time, on May 16, 2013.
Expiration Date

5:00 p.m., New York City time, on June 6, 2013, unless extended by us, in our sole discretion. Any subscription rights not exercised at or before that time will expire without any payment to the holders of such unexercised rights.

Closing Date	Promptly following the Expiration Date, expected to be on or about June 6, 2013.
$5.5 Million Investment by the Very Hungry Parties

The Very Hungry Parties made a $5 million loan to us on May 2, 2013 and received from us $5.5 million of original issue discount subordinated promissory notes. In connection with the loan, the Very Hungry Parties agreed to invest the aggregate principal amount of their subordinated promissory notes into the same securities offered in the rights offering at the rights offering subscription price. Their investment will be effected in a private placement exempt from the registration requirements of the Securities Act and will be made through the full exercise of their Rights in this rights offering and their subscription for additional Units through their Over-subscription Rights. Any portion of the subordinated promissory notes that remain outstanding following the rights offering will automatically convert into Units at a conversion price equal to the rights offering subscription price upon obtaining stockholder approval as required by the Nasdaq Listing Rules, which we will seek at our annual meeting of stockholders expected to be in July 2013. If stockholder approval is not obtained, the remaining portion of the subordinated promissory notes will mature on September 9, 2013. Prior to this rights offering, the Very Hungry Parties and an affiliate of the Trust hold stock, warrants and options that on an as-converted basis equal approximately 19.4% of our outstanding shares. Following completion of this rights offering, the underwritten public offering and the Very Hungry Parties investment, they will hold stock, warrants and options that on an as-converted basis equal approximately 35.9% of our outstanding shares assuming the minimum offering size, and 23.7%, assuming the maximum offering size.

Participation by CEO and Board Members	Our president and chief executive officer and five of our six directors have indicated that they intend to participate in the rights offering or the underwritten public offering.
Best Efforts Underwritten Public Offering	In connection with this rights offering, we expect to conduct a best efforts underwritten offering on terms no less favorable to us than offered in the rights offering.
Maximum and Minimum

The maximum aggregate gross proceeds to be raised in the rights offering and the underwritten public offering is approximately $28.4 million and the minimum is approximately $12 million in each case inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties. If we raise the maximum we will have issued virtually all of our available common stock. We intend to seek an increase in our authorized common stock at our annual stockholders meeting expected to be in July, 2013. We will have to raise additional capital beyond the maximum sought in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties to satisfy financing milestones in our restructured senior debt and to fund operations. If we do not raise the minimum of approximately $12 million in these transactions, the rights offering will be terminated. In that event we will review our available options, which could include a voluntary bankruptcy filing.

Use of Proceeds

We intend to use the net proceeds from this rights offering and the underwritten public offering to continue to fund the development of the Holbrook Project, including a DFS, make mandatory repayments of outstanding indebtedness, pay the expenses associated with this rights offering and the underwritten public offering and for general corporate purposes. Under the terms of our senior debt with the Karlsson Group, we are required to escrow $7.2 million of the first $30 million of gross proceeds from capital raising, which funds may be released solely to fund specified development expenses for our Holbrook Project such as lease payments, engineering and drilling. We are required to pay 10% of all capital raised after the next $5 million to each of the Karlsson Group and Apollo as payments on their respective promissory notes. See "Use of Proceeds."

The terms of our restructured senior debt require us to raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013, which we hope to raise through this rights offering and the underwritten public offering, and (ii) an additional $18 million by September 10, 2013. See "Recent Events—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

As of the date of this prospectus supplement our cash reserves are approximately $1.2 million (excluding escrowed cash of approximately $2.1 million we received from the $5 million Very Hungry Parties' loan, which must be used for specified purposes related to development of the Holbrook Project pursuant to our restructured senior debt). We estimate that we will need approximately $30 to 35 million of new financing (including the gross proceeds of this offering and the underwritten public offering) to meet the funding milestones of our Karlsson Group senior debt, and to fund our operations (including satisfaction of existing payables to vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $5 to $8 million, and the cost of the additional drilling during the completion period will be approximately $3 to $5 million.

Even if we are successful in raising the maximum of approximately $28.4 million in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, we will have failed to raise the entire additional $18 million that we are required to raise by September 10, 2013 under our restructured senior debt. As a result, we are currently exploring and will continue to explore additional equity financing alternatives. While we will attempt to raise such additional capital on terms at least as favorable to us as the terms of the rights offering, we may not be successful in obtaining such terms, and additional capital may not be available to us at all. If we are unable to raise adequate additional capital, we will be in default under our senior debt agreements with the Karlsson Group, which may result in all such debt becoming immediately due and payable. In that event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of your investment.

If we raise the maximum of approximately $28.4 million in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, we will have issued virtually all of our available common stock, which will prevent us from raising additional equity capital until we have more shares to issue. As a result, we intend to seek an increase in our authorized common stock at our annual stockholders meeting expected to be in July, 2013.

Nasdaq Capital Market Trading Symbol	PGRX
Non-transferability of Rights	The Rights may not be sold, transferred or assigned and will not be listed for trading on the Nasdaq Capital Market or on any other stock exchange or market.
No Revocation	If you exercise any Rights, you will not be permitted to revoke or change such exercise or request a refund of monies paid.

U.S. Federal Income Tax Considerations

A holder should not recognize income or loss for United States federal income tax purposes in connection with the receipt or exercise of Rights. You should consult your tax advisor as to the particular consequences to you of the rights offering. For a detailed discussion, see "Material U.S. Federal Income Tax Consequences."

Subscription Agent	Corporate Stock Transfer, Inc.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q:
What is this rights offering?

A:
This rights offering is a pro rata distribution of Rights, at no charge, to holders of our common stock. Each holder will receive 0.751 Rights for each share of common stock owned held as of 5:00 p.m., New York City time, on May 16, 2013, the rights offering record date. Each Right entitles a holder to purchase for $0.22 a Unit consisting of one share of our common stock and one-half of a warrant, with each whole warrant entitling the holder to purchase a share of common stock for $0.35, subject to certain adjustments. The warrants are exercisable for a period of 12 months from the date of issuance.

  Rights must be exercised in whole multiples of two because no fractional warrants will be issued in connection with the exercise of Rights. Fractional rights rounded down to the nearest even whole number will be cancelled. For example, if you own 100 shares, you will receive 75.1 rights, of which 74 may be exercised by you and 1.1 will be cancelled. You will not receive any payments with respect to fractional rights that are cancelled. All exercises of Rights are irrevocable. See "—After I exercise my Rights, can I change my mind and cancel my purchase?"

Q:
What is the Over-subscription Right?

A:
We do not expect all of our holders to exercise their Rights. The Over-subscription Right provides that holders of Rights that exercise all of their Rights will have the opportunity to purchase Units that are not purchased by other holders of Rights. To the extent that the number of available Units is not sufficient to satisfy all of the properly exercised Over-subscription Right requests, the available Units will be prorated among those who properly exercised their Over-subscription Right based on the number of Units each Rights holder subscribed for under the Over-subscription Right.

  In order to properly exercise your Over-subscription Right, you must deliver the subscription payment related to your Over-subscription Right prior to the expiration of the rights offering. See "The Rights Offering—The Subscription Rights—Over-subscription Right." Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Q:
Why are you engaging in this rights offering and the underwritten public offering?

A:
We are engaging in this rights offering and the underwritten public offering because we require additional capital and wish to give our stockholders an opportunity to purchase Units pursuant to this rights offering on the same or more favorable terms than offered in the underwritten public offering, which would otherwise be substantially dilutive to our stockholders. Given significant near-term liquidity needs to satisfy the financing milestones in our restructured senior debt and finance our business, our board of directors determined that our next capital raise would have to be at a substantial discount to the then current market price of our common stock to raise the amount of funds needed. Accordingly, after extensive consultation with its advisors, the board, through its financing committee, concluded to offer the Units at a price equal to $0.22, which represents a 27% discount to the Nasdaq Capital Market closing price per share of our common stock on May 7, 2013, the last trading day prior to announcement of the rights offering.

Q:
What other transactions is Prospect Global engaging in concurrent with this rights offering and the underwritten public offering?

A:
The Very Hungry Parties made a $5 million loan to us on May 2, 2013 and received from us $5.5 million of original issue discount subordinated promissory notes. In connection with the loan,

  the Very Hungry Parties agreed to invest the aggregate principal amount of their subordinated promissory notes into the same securities offered in the rights offering at the rights offering subscription price. Their investment will be effected in a private placement exempt from the registration requirements of the Securities Act and will be made through the full exercise of their Rights in this rights offering and their subscription for additional Units through their Over-subscription Rights. Any portion of the subordinated promissory notes that remain outstanding following the rights offering will automatically convert into Units at a conversion price equal to the rights offering subscription price upon obtaining stockholder approval as required by the Nasdaq Listing Rules, which we will seek at our annual meeting of stockholders expected to be in July 2013. If stockholder approval is not obtained, the remaining portion of the subordinated promissory notes will mature on September 9, 2013. Following completion of this rights offering, the underwritten public offering and the Very Hungry Parties investment, they will hold stock, warrants and options that on an as-converted basis equal approximately 35.9% of our outstanding shares assuming the minimum offering size, and 23.7%, assuming the maximum offering size.

Q:
Will the proceeds from the rights offering and underwritten public offering be sufficient to fund Prospect Global's near-term or long-term capital needs and meet the funding milestones under the restructured senior debt?

A:
No, we will need to raise additional near-term and long-term capital beyond that being raised in this offering and the underwritten public offering. We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering and the underwritten public offering) to meet the funding milestones of our Karlsson Group senior debt, and to fund our operations (including satisfaction of existing payables to vendors) through completion of a DFS. Under the terms of our restructured senior debt with the Karlsson Group, we must raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013, which we hope to raise through this rights offering and the underwritten public offering, and (ii) an additional $18 million by September 10, 2013. We are required to pay 10% of all capital raised after the next $5 million to each of the Karlsson Group and Apollo as payments on their respective promissory notes. In addition, under the terms of our senior debt owed to the Karlsson Group we are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our Holbrook Project such as lease payments and drilling. $2.1 million of the proceeds from the $5 million Very Hungry Parties loan was escrowed pursuant to this provision, and we will be required to deposit close to half of the proceeds from this offering and the underwritten public offering into this escrow. See "Recent Events—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

  Even if we are successful in raising the maximum aggregate gross proceeds of approximately $28.4 million in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, we will have failed to raise the entire additional $18 million that we are required to raise by September 10, 2013 under our restructured senior debt. As a result, we are currently exploring and will continue to explore additional equity financing alternatives. While we will attempt to raise such additional capital on terms at least as favorable to us as the terms of the rights offering, we may not be successful in obtaining such terms, and additional capital may not be available to us at all. If we are unable to raise adequate additional capital, we will be in default under our senior debt agreements with the Karlsson Group, which may result in all such debt becoming immediately due and payable. In that event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of your investment.

Q.
Is there a minimum or maximum size of the rights offering?

A:
Yes, the maximum aggregate gross proceeds to be raised in the rights offering and the underwritten public offering is approximately $28.4 million and the minimum is approximately $12 million, in each case inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties. If we raise the maximum we will have issued virtually all of our available common stock. We intend to seek an increase in our authorized common stock at our annual stockholders meeting expected to be in July, 2013.

Q.
What will happen if the minimum size is not achieved?

A:
If we do not raise the minimum aggregate gross proceeds of approximately $12 million in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, the rights offering will be terminated. If we terminate the rights offering, any money received from subscribing stockholders will be refunded promptly, without interest or deduction. In the event of termination we will review our available options, which could include a voluntary bankruptcy filing.

Q:
Am I required to subscribe in this rights offering?

A:
No. You may exercise any number of your Rights, or you may choose not to exercise any Rights.

Q:
What happens if I choose not to exercise my Rights?

A:
You will retain your current number of shares of our common stock if you do not exercise your Rights. Regardless of whether you exercise your Rights in full, your relative ownership interest in us will be lower than it would have been in the absence of the rights offering because we anticipate that the investment by the Very Hungry Parties will be converted into Units at the Subscription Price. In addition, if you do not exercise your Rights in full you will experience additional dilution to the extent that others exercise their Rights. Additionally, if and to the extent that the rights offering is not fully subscribed, we may allocate unsubscribed Units to other holders who exercise their Over-subscription Right or to one or more third party investors. You will experience further dilution to the extent that we issue equity securities in the underwritten public offering. If we raise the minimum aggregate gross proceeds of approximately $12 million or the maximum of approximately $28.4 million in the rights offering and the underwritten public offering (assuming issuance of Units in the underwritten public offering at the same price as in the rights offering), in each case inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, and all warrants issued in the Units are exercised, then following the rights offering (and giving effect to the conversion of the Very Hungry Parties' subordinated promissory notes into common stock and warrants), our total outstanding common stock will be increased from 73,452,715 shares to 156,197,197 shares or 270,592,294 shares, respectively.

  We may allocate unsubscribed Units to other potential investors at the price offered in the rights offering.

Q:
What will happen if the Company does not have an effective registration statement covering the issuance of common stock upon exercise of the warrants during the exercise period of the warrants?

A:
At any time that we do not have an effective registration statement covering the issuance of common stock upon exercise of the warrants, the warrants may be exercised on a cashless basis in which case the shares issued upon exercise may be freely traded to the same extent that shares issued under an effective registration statement may be traded. If we have an effective registration statement covering the issuance of common stock upon exercise of the warrants the warrants may only be exercised for cash.

Q:
Are you requiring a minimum subscription by each holder to complete the rights offering?

A:
No; however, if you do not exercise your Rights in full, you will not be entitled to participate in the Over-subscription Right. The Rights and the Over-subscription Right must be exercised in multiples of two because no fractional warrants will be issued in connection with the exercise of Rights. Fractional rights rounded down to the nearest even whole number will be canceled without payment of any consideration to the holder.

Q:
Can you terminate this rights offering?

A:
Yes, our board of directors may decide to terminate the rights offering at any time prior to the expiration date for any reason or no reason. If we terminate the rights offering, any money received from subscribing stockholders will be refunded promptly, without interest or deduction.

Q:
When will the Rights expire?

A:
The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on June 6, 2013, unless we decide to extend expiration of the Rights. See "The Rights Offering—Expiration of the Rights and Extensions, Amendments and Termination." The subscription agent must actually receive all required documents and payments before the applicable expiration time and date. We may determine to extend the exercise period for the Rights, and if we do, there is no limit on the period that we may establish for exercise of the Rights.

Q:
How do I exercise my Rights?

A:
You may exercise your Rights and Over-subscription Right, as applicable, by properly completing and signing your subscription rights certificate. Your subscription rights certificate, together with full payment of the subscription price for Units subscribed for under the Rights and the Over-subscription Right, as applicable, must be received by the subscription agent on or prior to the applicable expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "The Rights Offering—Guaranteed Delivery Procedures."

Q:
May I transfer or sell my Rights if I do not want to participate in the rights offering?

A:
No. Should you choose not to exercise your Rights, you may not sell, give away or otherwise transfer your Rights. Notwithstanding the foregoing, your Rights may be transferred by operation of law; for example, a transfer of Rights to the estate of the recipient upon the death of the recipient would be permitted. If the Rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us before the applicable expiration date.

Q:
Will I be able to trade my Rights on the Nasdaq Capital Market or any other national market or exchange?

A:
No. The Rights are non-transferable and will not be listed for trading on the Nasdaq Capital Market or any other national market or exchange.

Q:
If I exercise my Rights, will I be able to trade my warrants?

A:
Yes. Each whole warrant will be immediately detachable from the common stock purchased in a Unit and may be freely traded to the extent permitted by applicable securities laws. We do not plan to list the warrants on the Nasdaq Capital Market or any other national securities exchange; however, we anticipate that trading of the warrants may be quoted on the OTC Bulletin Board quotation system.

Q:
What should I do if I want to participate in this rights offering, but my shares are held in the name of my broker, custodian bank or other nominee?

A:
If you hold shares of our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your Rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and timely return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering.

Q:
What should I do if I want to participate in this rights offering, but I am a stockholder with a foreign address or a stockholder with an Army Post Office or Fleet Post Office address?

A:
The subscription agent will not mail subscription rights certificates to you if you were a stockholder of record as of the rights offering record date with an address outside the U.S. or an Army Post Office or a Fleet Post Office address. To exercise your Rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, on the date that is three business days prior to the applicable expiration date and, with respect to stockholders with addresses outside the U.S., establish to the satisfaction of the subscription agent that you are permitted to exercise your Rights under applicable law. In addition, you must take all other steps that are necessary to exercise your Rights, on or prior to the applicable subscription period expires. If you do not follow these procedures prior to the applicable expiration date, your Rights will expire.

Q:
Will I be charged a sales commission or a fee if I exercise my Rights?

A:
We will not charge a brokerage commission or a fee to Rights holders for exercising their Rights. However, if you exercise your Rights through a broker, custodian bank or nominee, you will be responsible for any fees charged by your broker, custodian bank or nominee.

Q:
Are there any conditions to my right to exercise my Rights?

A:
Yes. This rights offering is subject to us receiving minimum gross proceeds of approximately $12 million in the rights offering and the underwritten public offering inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties and certain other limited conditions. Please see "The Rights Offering—Conditions to the Rights Offering."

Q:
What is the recommendation of your board of directors regarding this rights offering?

A:
Neither we nor our board of directors are making any recommendation as to whether or not you should exercise your Rights. The subscription price in the rights offering is 27% below the public trading market price of our common stock as of May 7, 2013, the trading day prior to announcement of the rights offering, but the public trading market price of our common stock may decline before the subscription period expires. If you exercise your Rights, you will have committed to buying Units at the Subscription Price, regardless of the prevailing market price on the expiration date of the rights offering. You are urged to make your decision based on your own assessment of this rights offering and after considering all of the information in this prospectus supplement and the accompanying prospectus, including the "Risk Factors" section of this document and all of the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Q:
How was the $0.22 per share subscription price established?

A:
The subscription price was set by a designated committee of our board of directors, after consultation with its advisors. In determining the subscription price, the committee considered a number of factors, including: our business prospects; the need to offer shares at a price that would be attractive to our investors; general conditions in the securities market; and the likely cost of capital from other sources. Based upon this review and the other factors described above, our board of directors determined that the $0.22 per Unit represented an appropriate subscription price. The price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. You should not consider the price to be an indication of the fair value of the common stock underlying the Rights.

Q:
Is exercising my Rights risky?

A:
The exercise of your Rights involves risks. Exercising your Rights means buying additional shares of our common stock and warrants to purchase common stock and should be considered as carefully as you would consider any other equity investment. You should carefully consider the information under the heading "Risk Factors" and all other information included or incorporated by reference herein before deciding to exercise your Rights.

Q:
After I exercise my Rights, can I change my mind and cancel my purchase?

A:
No. Once you send in your subscription rights certificate and payment, you cannot revoke the exercise of your Rights, even if the market price of our common stock is below the subscription price. You should not exercise your Rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price. Rights not exercised prior to the applicable expiration date will have no value.

Q:
What are the Federal income tax consequences of exercising my Rights?

A:
A holder should not recognize income, gain or loss for Federal income tax purposes in connection with the receipt or exercise of Rights in this rights offering. However, you are urged to consult with your tax advisor. See "Material U.S. Federal Income Tax Consequences."

Q:
How many shares will the Very Hungry Parties own after conversion of their promissory notes?

A:
Following conversion of their promissory notes and assuming issuance of Units in the underwritten public offering at the same price as in the rights offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, and that all warrants issued in the Units and all options and warrants owned by the Very Hungry Parties and an affiliate of the Trust are exercised, then following the rights offering the Very Hungry Parties and an affiliate of the Trust will own approximately 53.1 million shares of our common stock, representing 35.9% of our outstanding shares if we raise the minimum gross proceeds of approximately $12 million and 23.7% if we raise the maximum of approximately $28.4 million in the rights offering and the underwritten public offering.

Q:
Has anyone indicated an intention to exercise Rights?

A:
Our president and chief executive officer and five of our six directors have indicated that they intend to participate in the rights offering or the underwritten public offering. We have no indication from other stockholders regarding their intention with respect to the rights offering other than the Very Hungry Parties.

Q:
If I exercise my Rights, when will I receive the shares of common stock and warrants?

A:
We will issue the shares of our common stock and warrants, as applicable, either in certificated form or electronically through the Direct Registration System to holders who properly exercise their Rights and Over-subscription Right, as applicable, pursuant to the terms hereof as soon as practicable after receipt of all required subscription materials, including full payment of the subscription price. If you hold shares of our common stock through a broker, custodian bank or other nominee who uses the services of the Depository Trust Company, or DTC, DTC will issue 0.751 Rights to your nominee for each share of common stock you owned on the rights offering record date. See also "The Rights Offering—Procedures For DTC Participants."

Q:
Who is the subscription agent for the rights offering?

A:
The subscription agent is Corporate Stock Transfer, Inc. The address for delivery to the subscription agent is as follows:

By First Class Mail or Overnight Courier Only:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, Suite 430
Denver, CO 80209

  Your delivery to a different address or other than by the methods set forth above will not constitute valid delivery. You may call the subscription agent for confirmation purposes at 303-282-4800.

Q:
What should I do if I have other questions?

A:
If you have questions or need assistance, please contact Corporate Stock Transfer, Inc., the subscription agent for this rights offering, at 303-282-4800, or Gregory Dangler, our interim chief financial officer, at 303-990-8444.

  Banks and brokerage firms please call: 303-282-4800.

For a more complete description of this rights offering, see "The Rights Offering" section included elsewhere in this prospectus supplement.

RISK FACTORS

        Investing in Units is highly speculative and involves significant risks, including the potential loss of all or part of your investment, due to the nature of our business, present stage of exploration and development activities, and the fact that we have not yet identified any proven or probable reserves at our Holbrook Project. You should carefully consider the following risks, along with all the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make an investment in Units. These risk factors list some, but not all, of the risks and uncertainties that could materially affect our business, financial condition and results of operations and cause a decline in the market price of our common stock.

 Risks Related to Our Business

         We have significant immediate and short-term capital needs as well as significant capital needs over the next few years. Failure to secure this capital when needed or on terms that are acceptable to us could raise substantial doubt about the Company's ability to continue as a going concern.

        Under the terms of our senior debt owed to the Karlsson Group, we must raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013, which we hope to raise through this rights offering and the underwritten public offering, and (ii) an additional $18 million by September 10, 2013. In addition, under the terms of our senior debt owed to the Karlsson Group we are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our Holbrook Project. $2.1 million of the proceeds from the $5 million Very Hungry Parties loan was escrowed pursuant to this provision, and we will be required to deposit close to half of the proceeds from this offering and the underwritten public offering into escrow. If we fail to meet the required financing milestones or make the required escrow payments Karlsson will be entitled to foreclose on the collateral securing the Karlsson note which could result in a sale of our subsidiary which holds the Holbrook Project assets, American West Potash LLC or its assets to satisfy amounts owing on the note. This could result in a complete loss of your investment.

        Our current operations do not generate any cash flow. Future work on our properties will require significant additional financing. As of the date of this prospectus supplement our cash reserves are approximately $1.2 million (excluding escrowed cash of approximately $2.1 million we received from the $5 million Very Hungry Parties' loan, which must be used for specified purposes related to development of the Holbrook Project pursuant to our restructured senior debt). We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering and the underwritten public offering) to meet the funding milestones of our Karlsson Group senior debt, and to fund our operations (including satisfaction of existing payables to various vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $5 to $8 million, and the cost of the additional drilling during the completion period will be approximately $3 to $5 million. We are required to pay 10% of all capital raised after the next $5 million to each of the Karlsson Group and Apollo as payments on their respective promissory notes. In addition, under the terms of our senior debt owed to the Karlsson Group we are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our Holbrook Project.

        Our current cash situation has slowed the development of our Holbrook Project. We expect to complete a DFS in mid-2014. Our forecasted cash requirements for the next 12 months include meeting the Karlsson debt financing milestones and significant expenditures for the further development of the Holbrook Project. This indicates the existence of a material uncertainty that could raise substantial doubt about the Company's ability to continue as a going concern as the Company's ability to continue and meet its debt obligations is dependent on the Company raising additional equity or debt financing.

There can be no assurance that we will be able to obtain these funds on terms acceptable to us, or at all. In addition, there can be no assurance that these estimates will not increase significantly in connection with the additional engineering studies required for a DFS. If we cannot raise the capital required for further exploration and development of the Holbrook Project, this may result in the delay or indefinite postponement of further exploration and development and the possible, partial or total loss of our interest in certain properties. Further, any equity financings would likely result in dilution to existing stockholders and may involve the use of securities that have rights, preferences, or privileges senior to our common stock, and debt financing may contain covenants or other terms that impact our business.

        If we raise the maximum of approximately $28.4 million in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, we will have issued virtually all of our available common stock. We intend to seek an increase in our authorized common stock at our annual stockholders meeting expected to be in July, 2013. There can be no assurance that our stockholders will approve the proposed increase.

         A recently received claim for recission of a $10 million investment in our last public offering could require that we raise additional capital.

        We recently received correspondence from a stockholder who purchased $10 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering. While we believe the claim is without merit and no litigation has been commenced, the costs of defending the claim and paying any judgment resulting from the litigation would require that we raise additional capital. There can be no assurance that other investors will not bring claims against us based on federal or state securities laws alleging that our prior offerings or our filings under the Exchange Act contain defective disclosure or that our insurance carrier will provide coverage for any claims if alleged. Further, even if coverage is available, we would be liable for our retention under our policy and it is possible that any liability we ultimately incur could exceed our coverage limits. Even if we are successful in defending any such claims, securities litigation is distracting to our management, may cause harm to our reputation and could adversely affect our stock price and our ability to raise capital in the future.

         Our restructured senior debt with the Karlsson Group contains required financing milestones and restrictions on future debt financings that could cause us to default on the senior debt or make raising additional capital difficult.

        Under the terms of our restructured debt with the Karlsson Group, we are required to meet the following capital raising milestones: (i) $5 million by May 15, 2013, which was satisfied by the Very Hungry Parties' $5 million subordinated loan, (ii) an additional $7 million by June 17, 2013, (iii) an additional $18 million by September 10, 2013, and (iv) an additional $25 million no later than August 1, 2014. If we do not meet any one of the required financing milestones, Karlsson will be entitled to foreclose on the collateral securing the Karlsson note, which could result in a sale of AWP or its assets to satisfy amounts owing on the note. Also, the terms of the senior debt significantly restrict the amount and terms of any additional debt we may incur, all of which must be subordinated to the Karlsson debt. These debt restrictions will make raising capital to meet the financing milestones and to fund our operations more difficult. See "Recent Developments—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

         We have agreed to compensate our related party Buffalo Management LLC for reducing its royalty interest in us on terms that are either dilutive or require a significant cash payment upon commencement of revenue.

        In connection with restructuring the Karlsson Group debt, we were required to increase Karlsson's royalty interest from 1% to 2% without increasing the aggregate amount of royalty interests payable to third parties in the aggregate. In order to achieve this result, we negotiated with Buffalo Management, or Buffalo, to reduce our royalty payable to Buffalo from 2% to 1%. We agreed to compensate Buffalo for this royalty reduction by giving Buffalo either, or a combination of, at its election, (i) equity securities (that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value of the royalty surrendered or (ii) preferred stock that is redeemable after we commence receiving revenues from the Holbrook Project for the determined fair market value plus accrued interest; provided that no securities shall be issued to Buffalo prior to July 1, 2013 and provided further that in no event will any equity securities or securities convertible into equity securities issued to Buffalo (x) exceed 10% of our outstanding capital stock or (y) be redeemable for aggregate consideration exceeding 10% of our equity market capitalization. To value the surrendered royalty we agreed to engage a third party valuation firm reasonably satisfactory to Buffalo.

        We believe that the fair market value could be substantial and that compensating Buffalo could be significantly dilutive or expensive. If we issue preferred stock that is redeemable, we will have converted a royalty that would be payable only in proportion to our revenue stream into a debt obligation that likely will be payable prior to our revenue stream generating enough revenue to pay the redemption of the preferred stock in full. Further, even if we issue equity securities to Buffalo without a redemption right, Buffalo may insist that any preferred stock we issue to it in satisfaction of this obligation have a liquidation preference or other rights senior to the rights of the holders of common stock.

        Quincy Prelude LLC, one of our stockholders beneficially owning more than 5% of our common stock, owns 100% of the voting and 75% of the economic interests of Buffalo and has sole voting and dispositive power of the shares of our common stock owned by Buffalo. Chad Brownstein, one of our directors and our executive vice chairman, is the sole member of Quincy Prelude LLC and has sole voting and dispositive power of the shares of our common stock beneficially owned by Quincy Prelude. Barry Munitz, our chairman, owns a 15% non-voting economic interest in Buffalo.

        Also, Chad Brownstein is the son of a founding member of Brownstein Hyatt Farber Schreck, LLP. Brownstein Hyatt serves as our principal outside legal counsel and advises the board on a variety of matters, including the arrangements with Buffalo Management. Brownstein Hyatt and Mr. Brownstein's father collectively own 1,778,150 shares of our common stock and options to purchase 120,000 shares of our common stock, representing 2.5% of our outstanding common stock immediately prior to this rights offering. During the nine months ended December 31, 2012 and 2011, we paid Brownstein Hyatt approximately $3.2 million and $0.4 million, respectively, in legal and lobbying/permitting fees, although Chad Brownstein does not share in any of these fees.

        Generally, transactions between a company and one or more of its directors will not be held invalid solely because one or more directors have an interest in the transaction, although, if challenged, courts frequently require the board and company to demonstrate that the terms of such transactions are entirely fair, both in process and in price, to the stockholders. Although we have established a special committee of our board comprised of directors who have no interest in Buffalo or Quincy Prelude and who are otherwise independent with respect to those entities and the individuals who control those entities to negotiate with Buffalo, and to select a third party appraiser to assess the fair market value of the surrendered portion of the royalty, we cannot assure you that the decisions of these directors may not be challenged. Related party transactions such as our relationship with Buffalo frequently give rise to civil litigation involving alleged breaches of fiduciary duty. In our case, plaintiffs may allege that the directors on our committee are not disinterested or independent, or that the advisors they have engaged to assist them also are not disinterested or independent. We cannot assure you that our stockholders will not commence such litigation and if commenced, that we may not be liable for breaches of fiduciary duty by our directors. Further, we cannot assure you that we will have adequate insurance coverage for any such claims should they occur.

        Even if we have adequate coverage for any claims that are made, the existence of such claims may cause damage to our reputation in the business community and may lead to our need to pay legal fees for our retainer as well as any judgment or settlement in excess of our coverage limits. Further, such litigation typically provides significant distraction to management. All of these factors may have a substantial and adverse impact on the value of our stock in the market as well as our business prospects.

         We have no current revenue source and a history of operating losses, and there is an expectation that we will generate operating losses for the foreseeable future. We may not achieve profitability for some time, if at all.

        We have incurred losses each year since our inception. We expect to continue incurring operating losses until several months after production occurs, if production ever occurs. As of March 31, 2013, our accumulated losses are estimated to be $131.6 million, which included derivative losses of $56.7 million that relate to the change in the fair value of the compound embedded derivatives of our convertible notes and warrants (see "Management's Discussion and Analysis" included in our annual report on Form 10-K/A for the year ended March 31, 2012 and in our periodic report on Form 10-Q/A for the period ended December 31, 2012, each incorporated herein by reference, for more information relating to our derivative losses), and the net loss attributable to us for the 12 months ended March 31, 2013 is estimated to be $51.9 million which included derivative losses of $1.9 million that relate to the change in the fair value of the compound embedded derivatives of our convertible notes and warrants. The process of exploring, developing and bringing into production a producing mine is time-consuming and requires significant up-front and ongoing capital. We have not defined or delineated any proven or probable reserves at any of our properties. The development of the Holbrook Project into a producing mine will require further studies that demonstrate the economic viability of the project, necessary permits, production decisions to be made and the arrangement of financing for construction and development. The PEA is based on estimates of mineral resources, which are not mineral reserves and do not have demonstrated economic viability. There can be no assurance that a DFS will be completed on time or at all, or that the economic feasibility of the Holbrook Project will be confirmed by a DFS. Few properties that are explored are ultimately developed into producing mines. We expect that we will continue to incur operating losses for the foreseeable future.

         We have no history of commercially producing potash and there can be no assurance that we will ever make it to the production stage or profitably produce potash.

        We have no history of commercially producing potash and no ongoing mining operations or revenue from mining operations. Many early-stage mining companies never make it to the production stage. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises, including:

  •
  the timing and cost, which can be considerable, of the construction of mining and processing facilities and related infrastructure;

  •
  the availability and cost of skilled labor and mining equipment;

  •
  the need to obtain necessary environmental and other governmental approvals and permits, and the timing of those approvals and permits;

  •
  the availability of funds to finance construction and development activities;

  •
  potential opposition from non-governmental organizations, environmental groups or local groups which may delay or prevent development activities; and

  •
  potential increases in construction and operating costs due to changes in the cost of fuel, power, labor, materials and supplies and foreign exchange rates.

        Cost estimates may increase significantly as more detailed engineering work and studies are completed on a project. It is common in new mining operations to experience unexpected costs, problems and delays during development, construction and mine start-up. Accordingly, there are no assurances that our activities will result in profitable mining operations or that we will successfully establish mining operations or enter into commercial production. Our failure to enter successfully into commercial production would materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our activities will produce natural resources in commercially viable quantities. There can be no assurance that sales of our natural resources production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

         Our estimated timetable to complete a DFS may not be accurate and we may not be able to complete the Holbrook Project.

        We currently expect to complete a DFS in mid-2014; however, there is no guarantee that such a study will be completed on schedule, or at all, or that a completed study will confirm the economic feasibility of the Holbrook Project. If we decide to commence production, we will require significant amounts of capital, and our ability to obtain the necessary funding will depend on a number of factors, including the status of the national and worldwide economy and the price of potash. Fluctuations in production costs, material changes in the mineral estimates and grades of mineralization or changes in the political conditions or regulations in the United States may make placing the Holbrook Project into production uneconomic. Further, we may also be unable to obtain the necessary permits in a timely manner, on reasonable terms or on terms that provide us sufficient resources to develop the Holbrook Project.

         Our potash supply agreement with Sichuan Chemical is subject to risks that may prevent us from realizing the benefit of the agreement or that may have a material adverse effect on our business, results of operations and financial condition.

        Our agreement with Sichuan Chemical for its purchase of potash over a 10-year period may be terminated if the Holbrook Project has not achieved production by December 31, 2015. We will not achieve production by that date, and there can be no assurance that Sichuan Chemical will extend the December 31, 2015 deadline or that we will be able to commence production at all. In the event that Sichuan Chemical terminates its agreement with us, there is no guarantee that we will be able to enter into a similar agreement with another entity to purchase our potash and such an event could have a material adverse effect on our results of operations and financial condition.

        In addition, our agreement with Sichuan Chemical for delivery of potash is valued based on factors beyond our control including the then market price for potash in the People's Republic of China. If such market price materially lowers from its current rate, our valuation of the contract would decrease, which could have a material adverse effect on our results of operations and financial condition.

        Furthermore, our agreement with Sichuan Chemical limits our ability to sell potash in the People's Republic of China. This may make it more difficult for us to enter into supply agreements with other parties in the future, which could have a material adverse effect on our business, financial condition and results of operations.

         Our carrying costs of our mineralized assets are subject to subjective accounting judgments.

        In 2012, we made the transition from an evaluation and exploration company to a development-stage company. This was a facts and circumstances determination based on a variety of factors available to our management and board of directors at the time regarding its assessment of the probability of deriving economic gain from the Holbrook Project and its assessment of the value of that project at the time. Although we periodically reassess our assets for impairment as required by GAAP, it is possible that securities regulators reviewing our financial statements in the future may not agree with our initial determination to convert to a development stage company at that time. If we ultimately were subjected to a review by securities regulators that resulted in our need to change that assessment, we could be required to expense substantially all of our existing mineralized assets on our balance sheet, which would result in a substantial one-time non-cash expense and a substantial reduction in the carrying cost of our assets. This would likely result in a restatement of our financial statements, and could result in a decline in our market price.

         Our ability to attract and retain qualified contractors and staff is critical to our success. The departure of key personnel or loss of key contractors could adversely affect our business and financial condition.

        We are dependent on the services of key executives including Damon Barber, our president and chief executive officer, and several key contractors. The construction and operation of a mine and mill of the size we have planned for the Holbrook Project is expected to require hundreds of workers during the construction phase and once the mine is in production. We will require many of the same skill sets sought by other natural resource companies and we will be competing with these other natural resource companies in finding qualified contractors, consultants and staffing. Since many of these skills sets are highly specialized, the market for and availability of individuals possessing these skills will be impacted by the overall health of the natural resource sector. Due to our relatively small size, the loss of these persons or the inability to attract and retain additional highly skilled employees required for the development of our activities may have a material adverse effect on our business or future operations.

         Title and other rights to our mineral properties cannot be guaranteed, and we may be at risk of loss of ownership of one or more of our properties.

        We cannot guarantee that legal title to our properties or mineral interests will not be challenged and, if challenged, that we would be the prevailing party with respect to such challenge. Certain of the private leases and permits we have obtained are subject to uncertain title, or title which may, in the past, have not been assigned properly. We may not have, or may not be able to obtain, all necessary property rights to develop a property. Certain of our mineral properties are, or may be, subject to prior agreements, transfers or claims, and title may be affected by, among other things, undetected defects. We have not conducted surveys of all of the claims in which we hold a direct or indirect interest. Title insurance is generally not available for mineral properties and our ability to ensure that we have obtained secure claims to individual leases or permits may be constrained. A successful challenge to the precise area and location of these claims could result in us being unable to explore on our properties as permitted or being unable to enforce our rights with respect to our properties. This may result in us not being compensated for our prior expenditure relating to the property or may impact our ability to develop the Holbrook Project.

        The ultimate development plan at the Holbrook Project could include mining on lands that we do not currently have mining rights to. We have not been able to secure mineral rights to all of this land and we may ultimately be unable to secure these rights. Failure to secure these rights would significantly reduce the life of mine currently contemplated and could have a material adverse effect on the economic feasibility of the Holbrook Project.

         We have commissioned a technical report and an updated report in accordance with NI 43-101, which differs from the standards generally permitted in reports filed with the SEC.

        We have prepared a technical report and an updated report in accordance with NI 43-101 Standard of Disclosure for Mineral Projects, which differs from the standards generally permitted in reports filed with the SEC. Under the first resource calculation completed in 2011, we reported indicated and inferred resources and under the updated resource calculation completed in 2012, we reported measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured or indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. Investors should be aware that we have no "reserves" as defined by SEC Industry Guide 7 and much or all of the potential target mineral resources may never be confirmed or converted into SEC Industry Guide 7 compliant "reserves." The PEA and the Interim Report contain estimates based on our inferred resources. However, in accordance with both Canadian statutes and NI 43-101, estimates of inferred mineral resources cannot form the basis of a feasibility study. See "Cautionary Note to Investors Regarding Mineral Disclosures" elsewhere in this prospectus supplement.

Risks Related to the Rights Offering

         Even if you exercise your Rights in full, you will suffer dilution and your percentage ownership and voting rights in us will be lower than before the rights offering.

        Regardless of whether you exercise your Rights in full, your relative ownership interest in us will be lower than it would have been in the absence of the rights offering because of the investment by the Very Hungry Parties which we anticipate will fully convert into Units at the Subscription Price. In addition, if you do not exercise your Rights in full you will experience additional dilution to the extent that others exercise their Rights. Additionally, if and to the extent that the rights offering is not fully subscribed, we may allocate unsubscribed Units to other holders who exercise their Over-subscription Right or to one or more third party investors. You will experience further dilution to the extent that we issue equity securities in the underwritten public offering. If we raise the minimum gross proceeds of approximately $12 million or the maximum of approximately $28.4 million in the rights offering and the underwritten public offering (assuming issuance of Units in the underwritten public offering at the same price as in the rights offering), in each case inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, and all warrants issued in the Units are exercised, then following the rights offering (and giving effect to the conversion of the Very Hungry Parties' subordinated promissory notes into common stock and warrants), our total outstanding common stock will be increased from 73,452,715 shares to 156,197,197 shares or 270,592,294 shares, respectively.

         There is no guarantee our expected underwritten offering will be successful.

        Although we expect to launch a concurrent public underwritten offering with this right offering, there is no guarantee we will be successful in selling securities to new investors. Our underwriters are expected to use their reasonable best efforts to market and sell our securities, but they may be unsuccessful in those efforts for any of a variety of reasons. They have not agreed to purchase the securities from us in the absence of market demand for the securities. Therefore, we may not be successful in raising any funds from the underwritten offering.

         We are currently exploring and will continue to explore additional equity financing alternatives which could result in significant future dilution.

        We need to raise additional capital to satisfy our financing milestones and to fund our operations, and we are currently exploring alternatives that could involve issuing additional equity on terms substantially less favorable to us from the terms of the rights offering and the underwritten public offering. To such extent, you will experience significant further dilution regardless of your participation in the rights offering.

         If you do not act promptly and follow subscription instructions, your exercise of Rights may be rejected.

        Holders who desire to purchase Units in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on June 6, 2013, the scheduled expiration date of this rights offering. If you hold shares through a broker, custodian bank or other nominee and you wish to exercise your Rights and Over-subscription Right, as applicable, you, therefore, must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent by 5:00 p.m., New York City time, on June 6, 2013, the scheduled expiration date. With respect to exercises of the Rights and Over-subscription Right, as applicable, we shall not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on June 6, 2013, the scheduled expiration date of this rights offering.

        If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

        If you have an address outside the U.S., to exercise your Rights, you must notify the subscription agent before 11:00 a.m., New York City time, on June 3, 2013, three business days prior to the scheduled June 6, 2013 expiration date, and must establish to the satisfaction of the subscription agent that you are permitted to exercise your Rights and Over-subscription Right, if applicable, under applicable law. See "The Rights Offering—Foreign and Other Stockholders."

         The subscription price determined for this rights offering is not an indication of our value.

        The subscription price of $0.22 per Unit (which represents approximately a 27% discount to the Nasdaq Capital Market closing price per share of our common stock on May 7, 2013, the last trading day before the announcement of this rights offering) may not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of the value of our common stock. In addition, you should not rely on the indications of interest by five of our six directors to participate in this rights offering or the underwritten public offering or the Very Hungry Parties' willingness to invest in Units as a recommendation or other indication that the subscription price is reflective of our value. After the date of this prospectus supplement, our common stock may trade at prices above or below the subscription price.

         You may not revoke your subscription exercise and could be committed to buying shares above the prevailing market price.

        Once you exercise your Rights and Over-subscription Right, as applicable, you may not revoke the exercise. While the subscription price is below the public trading market price of our common stock prior to announcement of the rights offering, the public trading market price may decline further before the subscription rights expire. If you exercise your Rights and Over-subscription Right, as applicable, you will have committed to buying Units at a price of $0.22 per share, regardless of the prevailing market price on the expiration date of the rights offering. Our common stock is traded on the Nasdaq Capital Market under the symbol "PGRX" and the last reported closing sales price of our common stock on the Nasdaq Capital Market on May 7, 2013, the last trading day before the commencement of this rights offering, was $0.30 per share. You should not exercise your Rights unless you are certain that you wish to purchase Units at a price of $0.22 per Unit.

         You may not be able to resell any shares of our common stock and warrants that you purchase pursuant to the exercise of Rights immediately upon expiration of the rights offering.

        You may not be able to resell the common stock or warrants purchased in the rights offering until you (or your broker or other nominee) have received those shares or warrants. Although we will endeavor to issue the appropriate shares and warrants as soon as practicable after receipt of all required subscription materials, including full payment of the applicable subscription price, there may be some delay between the exercise date and the time that we issue the new shares and warrants. Moreover, you may be unable to sell your shares of common stock and warrants at a price equal to or greater than the subscription price you paid for your Units.

         If we terminate this rights offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

        Once you exercise your Rights and Over-subscription Right, as applicable, you may not revoke the exercise for any reason unless we amend the rights offering. We may withdraw or terminate this rights offering at any time. If we elect to withdraw or terminate the rights offering, neither we nor the subscription agent will have any obligation with respect to the Rights and Over-subscription Right except to return, without interest or deduction, any subscription payments we or the subscription agent received from you.

         The Rights are not transferable, and there is no market for the Rights.

        You may not sell, give away or otherwise transfer your Rights or Over-subscription Right. The Rights and Over-subscription Right are only transferable by operation of law. Because the Rights and Over-subscription Right are non-transferable, there is no market or other means for you to directly realize any value associated with the Rights and Over-subscription Right. You must acquire shares of common stock and warrants in the rights offering to have the potential to realize any value from your Rights and Over-subscription Right, as applicable.

Risks Related to the Mining Industry

         Potash is a commodity whose selling price is highly dependent on and fluctuates with the business and economic conditions and governmental policies affecting the agricultural industry. These factors are outside of our control and may significantly affect our profitability.

        Our future revenues, operating results, profitability and rate of growth will depend primarily upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control. The agricultural products business can be affected by a number of factors. The most important of these factors, for U.S. markets, are:

  •
  weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);

  •
  quantities of crop nutrients imported to and exported from North America;

  •
  current and projected grain inventories and prices, both of which are heavily influenced by U.S. exports and world-wide grain markets; and

  •
  U.S. governmental policies, including farm and bio-fuel policies and subsidies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

        International market conditions, which are also outside of our control, may also significantly influence our future operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import barriers, or foreign currency fluctuations in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment.

        In addition, as noted above, our agreement with Sichuan Chemical for the sale of potash is valued based on factors beyond our control including the then market price for potash in the People's Republic of China. If such market price is materially lower than current prices, it could have a material adverse effect on our results and operations and financial condition.

         Government regulation may adversely affect our business and results of operations.

        Our operations and exploration and development activities are subject to extensive federal, state and local government laws and regulations, which may be changed from time to time. These laws and regulations primarily govern matters relating to:

  •
  protection of human health and the environment;

  •
  handling, storage, transportation and disposal of natural resources, including potash, or its by-products and other substances and materials produced or used in connection with mining operations;

  •
  handling, processing, storage, transportation and disposal of hazardous materials;

  •
  management of tailings and other waste generated by our operations;

  •
  price controls;

  •
  taxation and mining royalties;

  •
  labor standards and occupational health and safety, including mine safety; and

  •
  historic and cultural preservation.

        We may incur substantial additional costs to comply with environmental, health and safety law requirements related to these activities. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining, curtailing or closing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws or regulations. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the exploration or development of our properties.

         Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations.

        All of our exploration and potential development and production activities are subject to regulation by governmental agencies under various environmental laws. Under the Comprehensive

Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we could be held jointly and severally responsible for the removal or remediation of any hazardous substance contamination at future facilities, at neighboring properties to which such contamination may have migrated and at third-party waste disposal sites to which we have sent waste. We could also be held liable for natural resource damages. Liabilities under these and other environmental health and safety laws involve inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions. As a result of liabilities under and violations of environmental, health and safety laws and related uncertainties, we may incur unexpected interruptions to operations, fines, penalties or other reductions in income, third-party claims for property damage or personal injury or remedial or other costs that may negatively impact our financial condition and operating results. Finally, we may discover currently unknown environmental problems or conditions that have been caused by previous owners or operators or that may have occurred naturally. The discovery of currently unknown environmental problems may subject us to material capital expenditures or liabilities in the future.

        Environmental legislation in the United States is evolving and the trend has been toward stricter standards of enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibly for companies and their officers, directors and employees. There can be no assurance that future changes in environmental laws and regulations will not adversely affect our business.

        In addition, portions of the area for the Holbrook Project could border, or are within, the expanded boundaries of the Petrified Forest National Park. The National Park Service recently acquired certain surface rights in this proposed expansion area that are included in the Holbrook Project. We hold the mineral rights for some of this land and we will need to work closely with both the State of Arizona and park officials regarding those portions of the Project to the extent we intend to use these rights in the Holbrook Basin. This coordination could potentially delay the issuance of necessary permits, or lead to the imposition of restrictions to some of our operations that could adversely affect the viability of portions of the Holbrook Project. It could also lead to the denials of, approvals and permits necessary to develop portions of the Holbrook Project. Furthermore the proposed expansion of the Petrified Forest National Park could limit our ability to acquire additional mineral rights, and additional acquisitions of lands or interests in land by the National Park Service could lead to further overlap with our current holdings.

        Continued government and public emphasis on environmental issues can be expected to result in increased future investments in environmental controls at ongoing operations, which may lead to increased expenses. Permit renewals and compliance with present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and operating results.

         Our current and anticipated future operations are dependent on receiving the required permits and approvals from governmental authorities. Denial or delay by a government agency in issuing any of our permits and approvals, imposition of restrictive conditions on us with respect to these permits and approvals or a failure to comply with the terms of any such permits that we have obtained may have a material effect on our business and operations.

        We must obtain numerous environmental, mining and other permits and approvals from various United States federal, state and local government authorities authorizing our future operations, including further exploration and development activities and commencement of production on our properties. There can be no assurance that all permits that we require for the construction of mining facilities and to conduct mining operations will be obtainable on reasonable terms, or at all. A decision by a government agency to delay or deny a permit or approval, or a failure to comply with the terms of any such permits or approval that we have obtained, may delay the completion of a DFS or may interfere with our planned development of the Holbrook Project and have a material adverse effect on our business, financial condition or results of operations.

         Our properties may not yield resources in commercially viable quantities or revenues that are sufficient to cover our cost of operations.

        Resource figures presented in our filings with the SEC, press releases and other public statements that may be made from time to time are based upon estimates made by independent technical experts. These estimates are imprecise and depend upon geologic interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. Even the use of geological data and other technologies and the study of producing mines in the same area will not enable us to know conclusively prior to mining whether resources will be present or, if present, whether in the quantities and grades expected. There can be no assurance that our estimates will be accurate or that any of our properties will yield resources in sufficient grades or quantities to recover our mining and development costs.

        Because we have not commenced commercial production, resource estimates for our properties may require adjustments or downward revisions based upon further exploration or development work or actual production experience. There can be no assurance that recovery of minerals in small-scale tests will be duplicated in large-scale tests under on-site conditions or in production scale.

        The resource estimates contained in our public filings have been determined and valued based on assumed future prices, cut-off grades, recovery rates, extraction rates and operating costs that may prove to be inaccurate. Extended declines in market prices for potash may render portions of our mineralization and resource estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

         We are subject to the risks of doing business internationally as we attempt to enter into contracts with international companies.

        Our business operations are primarily conducted in the United States. However, we plan to do business with companies outside of the United States. The laws, regulations and policies in these countries may be different from those typically found in the United States. For example, our current potash supply agreement with Sichuan Chemical is governed by the laws of Hong Kong. Our international business relationships are subject to the financial and operating risks of conducting business internationally, including, but not limited to: unexpected changes in or impositions of legislative or regulatory requirements; potential hostilities and changes in diplomatic and trade relationships; local economic and political conditions; and political instability. The risks inherent in doing business internationally may have a material adverse effect on our business, operating results, and financial condition.

         We face competition from larger companies having access to substantially more resources than we possess.

        Our competitors include other mining companies and fertilizer producers in the United States and globally, including state-owned and government-subsidized entities. Many of these competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than we do. We may not be able to conduct our operations successfully, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive mineral properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. We may also encounter increasing competition from other mining companies in our efforts to hire the experienced mining professionals necessary to conduct our operations and advance our properties. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operations, financial condition and cash flows.

         Our business is inherently dangerous and involves many operating risks that are beyond our control, which may have a material adverse effect on our business.

        Our operations are subject to hazards and risks associated with the exploration, development and mining of natural resources and related fertilizer materials and products, such as:

  •
  fires;

  •
  flooding;

  •
  power outages;

  •
  explosions;

  •
  inclement weather and natural disasters;

  •
  mechanical failures;

  •
  rock failures and mine roof collapses;

  •
  unscheduled downtime;

  •
  industrial accidents;

  •
  environmental hazards such as chemical spills, discharges or release of toxic or hazardous substances, storage tank leaks; and

  •
  availability of needed equipment at acceptable prices.

        Any of these risks can cause substantial losses resulting from:

  •
  injury or loss of life;

  •
  damage to and destruction of property, natural resources and equipment;

  •
  pollution and other environmental damage;

  •
  regulatory investigations and penalties;

  •
  revocation or denial of our permits;

  •
  suspension of our operations; and

  •
  repair and remediation costs.

        We do not currently maintain insurance against all of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase, if at all. Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to us or other companies within the mining industry. We may also experience losses in amounts in excess of the insurance coverage carried. We may suffer a material adverse impact on our business if we incur losses in excess of our insurance coverage carried or losses related to any significant events that are not covered by our insurance policies.

         The mining industry is capital intensive and the ability of a mining company to raise the necessary capital can be impacted by factors beyond its control.

        The upfront cost incurred for the acquisition, exploration and development of a mining project can be substantial, and the ability of a mining company to raise that capital can be influenced by a number of factors beyond the company's control including but not limited to general economic conditions, political turmoil, market demand, commodity prices and expectations for commodity prices, debt and equity market conditions and government policies and regulations.

        Once in production, mining companies require annual maintenance capital in order to sustain their operations. This sustaining capital can also be substantial and may have to be secured from external sources to the extent cash flows from operations are insufficient.

        Future cash flow from operations is subject to a number of variables, including:

  •
  the quality of the resource base and the grade of those resources;

  •
  the quantity of materials mined:

  •
  the cost to mine the materials; and

  •
  the prices at which the mined materials can be sold.

        Any one of these variables can materially affect a mining company's ability to fund its sustaining capital needs.

        If our future revenues are adversely affected as a result of lower potash prices, including those related to sales pursuant to our agreement with Sichuan Chemical, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future mining projects. We may, from time to time, seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital. However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

         New sources of supply can create structural market imbalances, which could negatively affect our operating results and financial performance.

        Potash prices have increased since 2009 and this coupled with projected increases in demand for potash have led to a renewed interest in bringing new sources of potash supply into the market. If production increases to the point where the market is over supplied, the price at which we are able to sell and the volumes we are able to sell could be impacted, which may materially and adversely affect our projected business, operating results and financial condition.

         Variations in crop nutrient application rates may exacerbate the nature of the prices and demand for our products.

        Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients. Farmers' decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, particularly phosphate and potash, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest. Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low. Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high. This variability in application rates can materially aggravate the cyclicality of prices for our future products and our sales volumes.

         Global economic conditions can adversely affect our business.

        The unprecedented events in global financial markets in the past several years have had a profound impact on the global economy. Many industries, including the mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations, high volatility in global equity, commodity and foreign exchange and a lack of market liquidity. A continuation or worsening of current economic conditions, a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns could have a material adverse effect on our sales, margins and profitability.

Risks Relating to our Common Stock

         We have been notified by Nasdaq that we have failed to satisfy two continuing listing rules which could lead to our common stock being delisted from the Nasdaq Capital Market.

        On April 23, 2013, we received written notification from The Nasdaq Stock Market that for the last 30 consecutive business days, the bid price of our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market based on Listing Rule 5550(a)(1). We have 180 calendar days, or until September 20, 2013, to regain compliance with this rule. On April 25, 2013, we received written notification from The Nasdaq Stock Market that we are no longer in compliance with Nasdaq Listing Rule 5550(b)(2) because the market value of our listed securities has fallen below the $35 million minimum requirement for continued listing on the Nasdaq Capital Market for a period of at least 30 consecutive business days. We have 180 calendar days, or until September 23, 2013, to regain compliance. While we are considering available options to regain compliance with these Nasdaq rules, there can be no assurance that we will be able to do so, which would likely result in our common stock being delisted from the Nasdaq Capital Market. Delisting of our common stock from the Nasdaq Capital Market could substantially reduce the liquidity of your investment in our common stock.

         The market price and trading volume of our common stock has been volatile, and you may lose all or part of your investment.

        Our common stock began trading on the NASDAQ Capital Market under the symbol "PGRX" on July 2, 2012. The high and low sale prices of our common stock on the NASDAQ Capital Market since trading commenced has been $4.06 and $0.21, respectively. The price of our common stock has fluctuated and may fluctuate in the future in response to many factors, including:

  •
  the perceived prospects for natural resources in general;

  •
  differences between our actual financial and operating results and those expected by investors;

  •
  our ability to raise additional capital on acceptable terms;

  •
  changes in the share price of public companies with which we compete;

  •
  news about our industry and our competitors;

  •
  changes in general economic or market conditions including broad market fluctuations;

  •
  the public's reaction to press releases and other public announcements and filings with the SEC;

  •
  arrival or departure of key personnel;

  •
  acquisitions, strategic alliances or joint ventures involving us or our competitors;

  •
  adverse regulatory actions; and

  •
  other events or factors, many of which are beyond our control.

        Our shares may trade at prices significantly below current levels, in which case holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company's common equity drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

         Our articles of incorporation permit us to issue debt securities with voting rights which would dilute the voting power of the holders of our common stock.

        Our articles of incorporation permit us to issue debt securities with voting rights as permitted by Nevada corporate law. We have not issued any debt securities with voting rights as of the date of this prospectus supplement. Holders of voting debt securities may have different interests than stockholders and may vote in accordance with those interests. Issuances of debt securities with voting rights could also have an anti-takeover effect, in that it could make a change in control or takeover of us more difficult. For example, we could grant voting rights to debt holders so as to dilute the voting rights of persons seeking to obtain control of us. Similarly, voting rights could be granted to debt holders allied with our management and could have the effect of making it more difficult to remove our current management by diluting the voting rights of persons seeking to cause such removal.

         Future sales or issuances of shares of common stock or the exercise of our outstanding warrants may decrease the value of our existing common stock, dilute existing stockholders and depress the market price of our common stock. We may also issue additional shares of our common stock or securities convertible into our common stock in the future.

        We have issued warrants to purchase an aggregate of 20,549,703 shares of our common stock. In addition, we will issue 28,717,859 or 66,849,558, respectively, warrants in the rights offering and the underwritten public offering, in each case inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, if the minimum or maximum size is reached. We may also sell additional common stock in subsequent offerings and may issue additional warrants and shares of our common stock in the future, which may lower the market price of our common stock. Some of our advisors are compensated based on periodic issuances of shares of common stock or warrants to purchase common stock. We cannot predict the size of future sales and issuances of common stock or securities convertible into common stock or the effect, if any, that future sales and issuances of common stock or securities convertible into common stock will have on the market price of our shares of common stock. Sales or issuances of a substantial number of common stock or securities convertible into common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. With any additional sale or issuance of common stock, investors will suffer dilution of their voting power and we may experience dilution in our earnings per share. See "—We are currently exploring and will continue to explore additional equity financing alternatives which could result in significant future dilution."

         We incur increased costs as a result of being an operating public company, specifically as a result of Section 404 of the Sarbanes-Oxley Act of 2002.

        As a public company, we incur increased legal, accounting and financial compliance costs that we would not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, and are subject to the rules and regulations of the Nasdaq Stock Market. Such requirements increase our costs, make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

        The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, the market price of our common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports filed with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

         Our common stock could be considered a "penny stock" making it difficult to sell.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. In the past several months our common stock has traded well below $5.00 per share on the NASDAQ Capital Market. The SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

         Securities analysts may not provide coverage of our shares or may issue negative reports, which may adversely affect the trading price and trading volume of the shares.

        Our common stock is currently covered by a limited number of securities analysts and we cannot assure you that securities analysts will cover our company going forward. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares of our common stock will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades our common stock or cease coverage, the trading price and volume of the shares of our common stock may decline. Further, because of our small market capitalization, it may be difficult for us to attract additional securities analysts to cover our company, which could significantly and adversely affect the trading price and volume of our stock.

         We do not intend to pay any cash dividends in the foreseeable future.

        We have never declared or paid dividends on our common stock nor do we anticipate paying any cash dividends on our common stock within the foreseeable future. Our board of directors has the ability and may so choose to declare cash dividends on our common stock, at their discretion, in the future. In their determination to declare dividends, the board will consider, among other factors, the company's financial positions, results of operations, cash requirements, and any applicable outstanding covenants. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

THE RIGHTS OFFERING

Reasons for the Rights Offering

        We are engaging in this rights offering and the underwritten public offering because we require additional capital and wish to give our stockholders an opportunity to purchase Units pursuant to this rights offering on the same or more favorable terms than offered in the underwritten public offering, which would otherwise be substantially dilutive to our stockholders. Given significant near-term liquidity needs to satisfy the financing milestones in our restructured senior debt described below and finance our business, our board of directors determined that our next capital raise would have to be at a substantial discount to the current market price of our common stock to raise the amount of funds needed. Our board of directors and management has consulted with advisors and considered and evaluated the advisability of several financing options and concluded that a combination of this rights offering and a best-efforts underwritten offering of securities on terms no less favorable than offered in the rights offering is the most advantageous to our stockholders. Accordingly, after extensive consultation with its advisors, the board, through its financing committee, concluded to offer the Units at a price equal to $0.22, which represents a 27% discount to the Nasdaq Capital Market closing price per share of our common stock on May 7, 2013, the last trading day prior to announcement of the rights offering. The warrants were included in the rights offering as an added incentive for stockholders to participate so that would receive additional value if the trading price of our common stock rises above $0.35 per share.

        Accordingly, on May 8, 2013, we announced this rights offering. Neither we nor our board of directors is making any recommendation as to whether or not you should exercise your Rights.

        On April 16, 2013, we announced a restructuring of our senior debt with Karlsson. As part of that restructuring, we are required to pay 10% of the gross proceeds of this offering and the underwritten public offering above $5 million to Karlsson in repayment of a portion of our obligations. Under the terms of our restructured senior debt with the Karlsson Group, we must raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013, which we hope to raise through this rights offering and the underwritten public offering, and (ii) an additional $18 million by September 10, 2013. In addition, under the terms of our restructured senior debt owed to the Karlsson Group we are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our Holbrook Project. $2.1 million of the proceeds we received from the $5 million Very Hungry Parties loan was escrowed pursuant to this provision, and we will be required to deposit close to half of the proceeds from this offering and the underwritten public offering into escrow. A detailed discussion of our obligations to Karlsson Group is set forth under "Recent Developments—Restructuring of Senior Debt to Karlsson and Amendment of Apollo Notes."

        Also, on April 16, 2013, we announced amendments to our obligations to certain affiliates of certain investment funds managed by Apollo Global Management, LLC. As part of those amendments we are required to pay 10% of the gross proceeds of this offering and the underwritten public offering above $5 million to the Apollo parties in repayment of a portion of our obligations. A detailed discussion of our obligations to the Apollo parties is set forth under "Recent Developments—Restructuring of Senior Debt to Karlsson and Amendment of Apollo Notes."

        The Very Hungry Parties made a $5 million loan to us on May 2, 2013 and received from us $5.5 million of original issue discount subordinated promissory notes. In connection with the loan, the Very Hungry Parties agreed to invest the aggregate principal amount of their subordinated promissory notes into the same securities offered in the rights offering at the rights offering subscription price. Their investment will be effected in a private placement exempt from the registration requirements of the Securities Act and will be made through the full exercise of their Rights in this rights offering and their subscription for additional Units through their Over-subscription Rights. Any portion of the subordinated promissory notes that remain outstanding following the rights offering will automatically convert into Units at a conversion price equal to the rights offering subscription price upon obtaining stockholder approval as required by the Nasdaq Listing Rules, which we will seek at our annual meeting of stockholders expected to be in July 2013. If stockholder approval is not obtained, the remaining portion of the subordinated promissory notes will mature on September 9, 2013. Prior to this rights offering, the Very Hungry Parties and an affiliate of the Trust hold stock, warrants and options that on an as-converted basis equal approximately 19.4% of our outstanding shares. Following completion this rights offering, the underwritten public offering and the Very Hungry Parties investment, they will hold stock, warrants and options that on an as-converted basis equal approximately 35.9% of our outstanding shares assuming the minimum offering size, and 23.7%, assuming the maximum offering size.

        We will need to raise additional near-term and long-term capital beyond that being raised in this offering and the underwritten public offering. We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering and the underwritten public offering) to meet the funding milestones of our Karlsson Group senior debt, and to fund our operations (including satisfaction of existing payables to various vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $3 to $5 million to complete a DFS, meet our ongoing debt and escrow obligations and to fund our operations through completion of a DFS, including additional drilling. Even if we are successful in raising the maximum gross proceeds of approximately $28.4 million in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, we will have failed to raise the entire additional $18 million that we are required to raise by September 10, 2013 under our restructured senior debt. As a result, we are currently exploring and will continue to explore additional equity financing alternatives. While we will attempt to raise such additional capital on terms at least as favorable to us as the terms of the rights offering, we may not be successful in obtaining such terms, and additional capital may not be available to us at all. If we are unable to raise adequate additional capital, we will be in default under our senior debt agreements with the Karlsson Group, which may result in all such debt becoming immediately due and payable. In the event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of our investment.

The Rights

        We will distribute, at no charge, 0.751 Rights for each one share of our common stock owned on the rights offering record date, which is 5:00 p.m., New York City time, on May 16, 2013, for a total of approximately 55,162,989 Rights. These Rights will be evidenced by non-transferable subscription rights certificates. Each Right will allow you to purchase one Unit for $0.22 and, if you exercise your Rights in full, to exercise your Over-subscription Right to subscribe for additional Units. Each Unit consists of one share of common stock and one-half of a warrant, with each whole warrant entitling the holder thereof to purchase a share of common stock at an exercise price of $0.35, subject to certain adjustments. Rights must be exercised in whole multiples of two because no fractional warrants will be issued in connection with the exercise of Rights. Fractional rights rounded down to the nearest even whole number will be cancelled without payment of any consideration to the holder of such cancelled rights.

        We have not engaged an underwriter in connection with this rights offering. We engaged Roth Capital Partners LLC as financial advisor in connection with this rights offering.

        If you hold your shares in a brokerage account or through a dealer or other nominee, please see the information included below the heading "—Beneficial Owners."

Over-subscription Right

        The Over-subscription Right provides that in the event the Rights are not exercised in full, holders of Rights that exercise all of their Rights will have the opportunity to purchase Units that are not purchased by other holders of Rights. To the extent the number of available Units are not sufficient to satisfy all of the properly exercised Over-subscription Right requests, the available Units will be prorated among those who properly exercised the Over-subscription Right based on the number of shares each Rights holder subscribed for under the Over-subscription Right. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

Expiration of the Rights and Extensions, Amendments and Termination

        You may exercise your Rights and Over-subscription Right at any time before 5:00 p.m., New York City time, on June 6, 2013, the scheduled expiration date, unless we determine to extend such date.

        Your rights certificate, together with full payment of the applicable purchase price for shares purchased under your Rights and the Over-subscription Right, as applicable, must be received by the subscription agent on or prior to the applicable expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under "—Guaranteed Delivery Procedures."

        We may, in our sole discretion, extend the time for exercising the Rights and the Over-subscription Right. We will extend any such expiration date as required by applicable law, and may choose to extend it if we decide that changes in the market price of our common stock warrant an extension or if we decide to give investors more time to exercise their Rights and Over-subscription Right. If we elect to extend the expiration date, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced applicable expiration date.

        We reserve the right, in our sole discretion, to amend or modify the terms of this rights offering.

        If you do not exercise your Rights and Over-subscription Right, as applicable, before 5:00 p.m., New York City time, on the applicable expiration date, your unexercised Rights and Over-subscription Right will be null and void and will have no value.

        We will not be obligated to honor your exercise of Rights or Over-subscription Right, as applicable, if the subscription agent receives the documents relating to your exercise after the applicable expiration date, regardless of when you transmitted the documents, except if you have timely transmitted the documents under the guaranteed delivery procedures described below.

Conditions to the Rights Offering

        Closing of the rights offering is conditioned on us receiving at least a minimum gross proceeds of approximately $12 million from the rights offering and the underwritten public offering inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties. In addition, we may terminate this rights offering, in whole or in part, if at any time before completion of the sale of Units pursuant to the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to this rights offering that in the judgment of our board of directors would or might make this rights offering or the completion of such sale, whether in whole or in part, illegal or otherwise restrict or prohibit completion of such sale. We may waive any of these conditions (other than the minimum size or any legal restriction or prohibition) and choose to proceed with this rights offering even if one or more of these events occur. If we terminate this rights offering, in whole or in part, all affected Rights and Over-subscription Rights will expire without value and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction. See also "—Termination Rights."

Termination Rights

        Our board of directors may terminate this rights offering, in whole or in part, in its sole discretion at any time prior to the sale of the Units pursuant to this rights offering for any reason (including a change in the market price of our common stock) or for no reason. If we terminate this rights offering, any funds you paid to the subscription agent will be promptly refunded, without interest or deduction. See also "—Conditions to the Rights Offering."

Method of Subscription—Exercise of Rights and Over-subscription Right

        You may exercise your Rights and Over-subscription Right, as applicable, by delivering the following to the subscription agent for actual receipt, at or prior to 5:00 p.m., New York City time, on the applicable expiration date:

  •
  Your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation; and

  •
  Your full subscription price payment for each share subscribed for under the Rights and the Over-subscription Right, as applicable.

        If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, custodian bank or other nominee and you wish to exercise your Rights, your broker, custodian bank or other nominee must actually receive by 5:00 p.m., New York City time, on the last business day prior to the applicable scheduled expiration date, your instructions to exercise your Rights and deliver all documents and payment to the subscription agent on your behalf such that they will be actually received by the subscription agent prior to 5:00 p.m., New York City time on the applicable scheduled expiration date.

        Your Rights and Over-subscription Right will not be considered exercised unless the subscription agent actually receives from you, your broker, custodian or nominee, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., New York City time, on the applicable scheduled expiration date.

Method of Payment

        Your payment of the subscription price may be made in U.S. dollars for the full number of shares for which you are subscribing by either a certified check or bank draft drawn upon a U.S. bank or a postal money order, made payable to the subscription agent.

Receipt of Payment

        Your payment will be considered received by the subscription agent only upon:

  •
  Clearance of any uncertified check (which can take at least five business days);

  •
  Receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank or of any postal money order; or

  •
  Receipt of collected funds by the subscription agent.

Delivery of Subscription Materials and Payment

        You should deliver your subscription rights certificate and payment of the subscription price or, if applicable, notices of guaranteed delivery, to the subscription agent by one of the methods described below:

By First Class Mail or Overnight Courier Only:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, Suite 430
Denver, CO 80209

        Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

Calculation of Rights and Over-subscription Right Exercised

        If you do not indicate the number of Rights and Over-subscription Right, as applicable, being exercised, or do not forward full payment of the total subscription price payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised your subscription privilege with respect to the maximum number of Rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent (including through exercise of your Over-subscription Right). If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after receipt of such payment.

Your Funds Will Be Held by the Subscription Agent Until the Closing

        The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other Rights holders until we issue your shares of our common stock and warrants to purchase common stock.

Medallion Guarantee May Be Required

        Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S., subject to standards and procedures adopted by the subscription agent, unless:

  •
  Your subscription rights certificate provides that shares are to be delivered to you as record holder of those Rights; or

  •
  You are an eligible institution.

Notice to Beneficial Holders

        If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others as of 5:00 p.m. New York City time, on May 16, 2013, the rights offering record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to find out their intentions with respect to exercising their Rights and Over-subscription Right. You should obtain instructions from the beneficial owner with respect to their Rights and Over-subscription Right, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of Rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock as of 5:00 p.m., New York City time, on May 16, 2013, the rights offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" that we will provide to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

        If you are a beneficial owner of shares of our common stock or will receive your Rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your Rights and Over-subscription Right, as applicable, you will need to have your broker, custodian bank or other nominee act for you. If you hold shares of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your Rights and Over-subscription Right, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Instructions for Completing Your Subscription Rights Certificate

        You should read and follow the instructions accompanying the subscription rights certificates carefully.

        You are responsible for the method of delivery of your subscription rights certificate(s) with your subscription price payment to the subscription agent. If you send your subscription rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the applicable subscription period expires.

        If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

Determinations Regarding the Exercise of Your Rights and Over-subscription Right

        We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your Rights and Over-subscription Right, and any such determination by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your Rights and Over-subscription Right, as applicable, because of any defect or irregularity. We will not accept any exercise of Rights and Over-subscription Right until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

        Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of Rights and Over-subscription Right, as applicable, if your exercise is not in accordance with the terms of this rights offering or in proper form. We will also not accept the exercise of your Rights and Over-subscription Right, as applicable, if our issuance of Units to you could be deemed unlawful under applicable law.

Regulatory Limitation

        We will not be required to issue to you any Units if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the applicable subscription period expires, you have not obtained such clearance or approval.

Guaranteed Delivery Procedures

        If you wish to exercise your Rights and Over-subscription Right, as applicable, but you do not have sufficient time to deliver the subscription rights certificate evidencing such Rights and Over-subscription Right to the subscription agent on or before the applicable expiration date, you may exercise your Rights and Over-subscription Right by the following guaranteed delivery procedures:

  •
  Deliver to the subscription agent on or prior to the applicable expiration date your subscription price payment in full for each Unit you subscribed for under your subscription privileges in the manner set forth above in "—Method of Payment;"

  •
  Deliver to the subscription agent on or prior to the applicable expiration date the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with the "Instructions as to Use of Prospect Global Resources Inc. Subscription Rights Certificates" distributed with your subscription rights certificates; and

  •
  Deliver the properly completed subscription rights certificate evidencing your Rights and Over-subscription Right being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent within three business days following the date of your Notice of Guaranteed Delivery.

        Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to the Use of Prospect Global Resources Inc. Subscription Rights Certificates, which will be distributed to you with your applicable subscription rights certificate. Your Notice of Guaranteed Delivery must come from an eligible institution, or other eligible guarantee institutions that are members of, or participants in, a signature guarantee program acceptable to the subscription agent.

        In your Notice of Guaranteed Delivery, you must state:

  •
  your name;

  •
  the number of Rights represented by your subscription rights certificates and the number of Units for which you are subscribing under your subscription privilege; and

  •
  your guarantee that you will, within three business days following the date of your Notice of Guaranteed Delivery, deliver to the subscription agent any subscription rights certificates evidencing the Rights and Over-subscription Right you are exercising.

        You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your subscription rights certificates at the address set forth above under "—Delivery of Subscription Materials and Payment." You may alternatively deliver your Notice of Guaranteed Delivery to the subscription agent by fax transmission (Fax No.: 303-282-5800). To confirm fax deliveries, you may call the subscription agent at 303-282-4800.

        The subscription agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call Corporate Stock Transfer, Inc. at 303-282-4800 to request any copies of the form of Notice of Guaranteed Delivery.

Questions About Exercising Rights and Over-subscription Right

        If you have any questions or require assistance regarding the method of exercising your Rights and Over-subscription Right, or requests for additional copies of this prospectus supplement and prospectus, the Instructions as to the Use of Prospect Global Resources Inc. Subscription Rights Certificates or the Notice of Guaranteed Delivery, please contact Corporate Stock Transfer, Inc., the subscription agent for this rights offering, at 303-282-4800.

Subscription Agent

        We have appointed Corporate Stock Transfer, Inc. to act as subscription agent for this rights offering. We will pay all fees and expenses of the subscription agent related to its acting in such role in connection with this rights offering and have also agreed to indemnify the subscription agent from liabilities that it may incur in connection with this rights offering. However, all commissions, fees and expenses (including brokerage commission and fees and transfer taxes) incurred in connection with the exercise of Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by us or the subscription agent.

No Revocation

        Once you have exercised your Rights and Over-subscription Right, as applicable, you may not revoke your exercise. Rights and Over-subscription Right not exercised prior to the applicable expiration date will expire and will have no value.

Procedures For DTC Participants

        If your Rights are held of record through the facilities of the Depository Trust Company, or DTC, you may exercise your Rights and Over-subscription Right by instructing DTC to transfer your Rights from your account to the account of the subscription agent, together with certification as to the aggregate number of Rights you are exercising and your subscription price payment for each share that you subscribed for pursuant to your Rights and Over-subscription Right, as applicable.

Subscription Price

        Each Right entitles a holder to purchase a Unit at a subscription price of $0.22, payable in cash and, if the holder's Rights are exercised in full, additional over-subscription Units at the same price. For more information with respect to how the subscription price was determined, see "Questions and Answers About the Rights Offering" included elsewhere in this prospectus supplement.

Foreign and Other Stockholders

        We will not mail subscription rights certificates to stockholders that have addresses outside the U.S. or whose addresses are an Army Post Office or a Fleet Post Office addresses. Instead, we will have the subscription agent hold the subscription rights certificates for those holders' accounts. To exercise their Rights and Over-subscription Right, foreign holders or holders with an Army Post Office or a Fleet Post Office address must notify the subscription agent before 11:00 a.m., New York City time, on the date that is three business days prior to the applicable subscription period's expiration date, and, with respect to holders whose addresses are outside the U.S., must establish to the satisfaction of the subscription agent that it is permitted to exercise its Rights and Over-subscription

Right under applicable law. If these procedures are not followed prior to the applicable expiration date, your rights will expire.

Non-Transferability of the Rights and Over-subscription Right

        Except in the limited circumstances described below, only you may exercise the Rights and Over-subscription Right. You may not sell, give away or otherwise transfer the Rights or the Over-subscription Right.

        Notwithstanding the foregoing, your Rights and Over-subscription Right may be transferred by operation of law; for example a transfer to the estate of the recipient upon the death of the recipient would be permitted. If the Rights and Over-subscription Right are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date of the subscription period.

No Board Recommendation

        An investment in the Units must be made according to each investor's evaluation of its own best interests and after considering all of the information herein, including the "Risk Factors" section of this document. Neither we nor our board of directors make any recommendation to holders regarding whether they should exercise their Rights. You should not consider the subscription price as an indication of the value of our common stock. In addition, you should not rely on the commitment of the Very Hungry Parties to invest in us in connection with the rights offering or the indications of interest by five of our six directors to participate in this rights offering or the underwritten public offering as a recommendation or other indication that the subscription price is reflective of our value. After the date of this prospectus supplement, our common stock may trade at prices above or below the subscription price.

Shares of Common Stock Outstanding After the Rights Offering

        If we raise the minimum gross proceeds of approximately $12 million or the maximum of approximately $28 million in the rights offering and the underwritten public offering (assuming issuance of Units in the underwritten public offering at the same price as in the rights offering), in each case inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, and all warrants issued in the Units are exercised, then following the rights offering (and giving effect to the conversion of the Very Hungry Parties' subordinated promissory notes into common stock and warrants), our total outstanding common stock will be increased from 73,452,715 shares to 270,592,294 shares or 156,197,197 shares, respectively.

Effects of Rights Offering on Stock Plan and Outstanding Warrants

        As of the date of this prospectus supplement, there were outstanding vested and unvested options and warrants to purchase 29,507,703 shares of our common stock. None of the outstanding options or warrants have antidilution or other provisions of adjustment that will be triggered by this rights offering. Each outstanding and unexercised option and warrant will remain unchanged and will be exercisable, subject to vesting, if any, for the same number of shares of our common stock and at the same exercise price as before this rights offering.

Other Matters

        We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase Units from holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the Rights and Over-subscription Right. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Rights and the Over-subscription Right, you will not be eligible to participate in this rights offering.

DESCRIPTION OF WARRANTS

        The following summary of the material provisions of the warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agreement, including the form of warrant certificate attached thereto, which is attached hereto as Annex I and has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 21, 2013. Prospective investors should carefully review the warrant agreement for a complete description of the warrants because it, and not this description, defines your rights as holders of the warrants.

        Each warrant represents the right to purchase one share of common stock. The shares of common stock issuable upon exercise of the warrants will be, when issued in accordance with the warrant agreement, fully paid and nonassessable. We will reserve and keep available at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants. In addition, so long as the common stock is listed on a stock exchange or is quoted on an interdealer quotation system, we will use our best efforts to list, or to be quoted, as the case may be, subject to notice of issuance, the common stock issuable upon the exercise of the warrants.

        Exercisability.    The warrants are exercisable at any time during a Registration Statement Effective Period (as defined below) and expire twelve months after the date of issuance. The term "Registration Statement Effective Period" means any period beginning on or after the date of issuance of the warrants during which we (i) have an effective registration statement under the Securities Act, in respect of the common stock issuable upon exercise of the warrants, and (ii) are able to furnish to the warrant agent a prospectus, appropriately supplemented, relating to the common stock. The warrants are exercisable, at the option of each holder, in whole or in part by delivering to the warrant agent a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise. At any time during the 12 month term of the warrants that is not a Registration Statement Effective Period, the warrants may be exercised on a cashless basis in which case the shares issued upon exercise may be freely traded to the same extent that shares issued under an effective registration statement may be traded. During the Registration Statement Effectiveness Period the warrants may only be exercised for cash.

        Exercise Price.    The exercise price per share of common stock purchasable upon exercise of the warrants is $0.35. The exercise price is subject to appropriate adjustment in the event of (i) certain stock dividends and distributions, stock splits, stock combinations, reclassifications of common stock or similar events affecting our shares of common stock, (ii) the issuance of rights, options or warrants to all holders of our common stock, without any charge to such holders, entitling them to subscribe for or purchase shares of common stock at a price per share that is lower than the market price per share of common stock, (iii) distributions to all holders of our common stock of evidence of indebtedness or assets and (iv) any capital reorganization or reclassification of the common stock.

        Anti-Dilution.    The warrants are not subject to price anti-dilution protection.

        No Fractional Warrants or Shares.    Rights must be exercised in multiples of two because no fractional warrants will be issued upon exercise of Rights.

        Transferability.    Subject to applicable laws, each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant.

        Fundamental Transactions.    If certain "fundamental transactions" occur, such as a merger, consolidation or sale of all or substantially all of our assets, the continuing corporation shall expressly assume our obligations under the warrants.

        Amendments.    Subject to customary exceptions, amendments of the terms of the warrant agreement and the warrants require the written consent of a majority of the holders of the warrants.

        Warrant Agent.    Corporate Stock Transfer, Inc. will act as warrant agent for the warrants.

        No Public Market.    There is no established public trading market for the warrants, and there can be no assurance that such a market will develop. We do not intend to apply to list the warrants on any national securities exchange, although we currently anticipate the warrants will be quoted in the Over-the-Counter Bulletin Board. Without an active market, the liquidity of the warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the warrants during the period when the warrants are exercisable, the warrants will not have any value.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT.

DILUTION

        Assuming the maximum number of shares are issued in the rights offering and the underwritten public offering (assuming issuance of Units in the underwritten public offering at the same price as in the rights offering), inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, purchasers in the rights offering and the underwritten public offering will experience an immediate increase in the net tangible book value per share of our common stock. Our net tangible book value as of December 31, 2012 was approximately ($82.4) million, or ($1.14) per share of our common stock (based upon 72,520,718 shares of our common stock outstanding as of December 31, 2012). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock. Dilution per share equals the difference between the amount per share paid by purchasers of shares of our common stock in this rights offering and the net tangible book value per share of our common stock immediately after this rights offering. At the subscription price of $0.22 per share and after deducting estimated offering expenses payable by us, and the application of the estimated net proceeds from this rights offering, our pro forma net tangible book value as of December 31, 2012 would have been approximately ($56.4) million, or ($0.28) per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.86 per share and an immediate decrease in net tangible book value to purchasers in this rights offering of $0.50 per share. The following table illustrates this per share dilution (based upon 203,947,105 shares of our common stock that would have been outstanding on December 31, 2012 after giving pro forma effect to the consummation of this rights offering):

Subscription price		$0.22
Net tangible book value per share as of December 31, 2012	$(1.14)
Change per share attributable to the rights offering	$0.86

Pro forma net tangible book value per share after this rights offering		$(0.28)

Dilution in net tangible book value per share to purchasers		$0.50

        The calculations above are based on 72,520,718 shares of our common stock outstanding as of December 31, 2012 and do not take into effect further dilution to new investors that could occur upon the exercise of our outstanding stock options or other securities convertible into common stock having a per share exercise price greater than the subscription price (at December 31, 2012, this included 9,761,000 stock options and 20,943,231 warrants to acquire shares of our common as well as 11,939,000 shares of our common stock available for future grant under our stock incentive plans). In addition, such calculations are based on the assumption that the maximum number of Subscription Rights and Participation Rights issued are exercised, although there is no guarantee that we will be able to sell all or any of the shares offered.

USE OF PROCEEDS

        We intend to use the net proceeds from this rights offering and the underwritten public offering to continue to fund the development of the Holbrook Project, including a DFS, make mandatory repayments of outstanding indebtedness, pay the expenses associated with this rights offering and the underwritten offering and for general corporate purposes. Under the terms of our senior debt with the Karlsson Group we are required to escrow $7.2 million of the next $30 million of gross proceeds from capital raising, which funds may be released solely to fund specified development expenses for our Holbrook Project such as lease payments, engineering and drilling. We are required to pay 10% of all capital raised after the next $5 million to each of the Karlsson Group and Apollo as payments on their respective promissory notes. The Karlsson Group debt bears interest at 9% per year and matures on the earlier of 12 months following completion of a DFS and July 1, 2015. The Apollo debt bears interest at 11% per year, matures on the earlier of 12 months following completion of a DFS and July 1, 2015 and was incurred in connection with termination of the Apollo financing.

        The following table sets forth our use of proceeds (including satisfaction of existing payables to vendors) if the minimum or maximum amount of proceeds is received from this rights offering, the underwritten public offering and inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties:

Use of Proceeds	Minimum Offering Proceeds	Maximum Offering Proceeds
Drilling	$2,900,000	$5,000,000
Engineering and Technical	1,500,000	6,000,000
Land and Mineral Property	1,800,000	2,100,000
Debt Repayment	400,000	3,680,000
General Corporate Purposes	4,200,000	8,900,000
Offering Fees and Expenses	1,200,000	2,720,000

Total	$12,000,000	$28,400,000

        The terms of our restructured senior debt owed to the Karlsson Group require us to raise specified amounts of capital by certain dates, including at least (i) $7 million by June 17, 2013, which we hope to raise through this rights offering and the underwritten public offering, and (ii) an additional $18 million by September 10, 2013. In addition, we are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our Holbrook Project. $2.1 million of the proceeds we received from the $5 million Very Hungry Parties' loan was escrowed pursuant to this provision, and we will be required to deposit close to half of the proceeds from this offering and the underwritten public offering into escrow. See "Recent Events—Restructuring of Senior Debt owed to Karlsson and Amendment of Apollo Notes."

        As of the date of this prospectus our cash reserves are approximately $1.2 million (excluding escrowed cash of approximately $2.1 million we received from the $5 million Very Hungry Parties' loan, which must be used for specified purposes related to development of the Holbrook Project pursuant to our restructured senior debt). We estimate that we will need approximately $30 to $35 million of new financing (including the gross proceeds of this offering and the underwritten public offering) to meet the funding milestones of our Karlsson Group senior debt, and to fund our operations (including satisfaction of existing payables to vendors) through completion of a DFS. We estimate that the cost of completing a DFS will be approximately $5 to $8 million, and the cost of the additional drilling during the completion period will be approximately $3 to $5 million.

        Even if we are successful in raising the maximum of approximately $28.4 million in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, we will have failed to raise the entire additional $18 million that we are required to raise by September 10, 2013 under our restructured senior debt. As a result, we are currently exploring and will continue to explore additional equity financing alternatives. While we will attempt to raise such additional capital on terms at least as favorable to us as the terms of the rights offering, we may not be successful in obtaining such terms, and additional capital may not be available to us at all. If we are unable to raise adequate additional capital, we will be in default under our senior debt agreements with the Karlsson Group, which may result in all such debt becoming immediately due and payable. In that event we will review our available options, which could include a voluntary bankruptcy filing. This could result in a complete loss of your investment.

        If we raise the maximum of approximately $28.4 million in the rights offering and the underwritten public offering, inclusive of the $5 million of proceeds from the loan by the Very Hungry Parties, we will have issued virtually all of our available common stock, which will prevent us from raising additional equity capital until we have more shares to issue. As a result, we intend to seek an increase in our authorized common stock at our annual stockholders meeting expected to be in July, 2013.

 PLAN OF DISTRIBUTION

        We are offering Units directly to you pursuant to the rights offering. We have not engaged, nor do we intend to engage in connection with this rights offering, any underwriter, broker, dealer, placement agent or finder. We have engaged Roth Capital Partners, LLC to provide financial advisory services in connection with this rights offering and other matters for a fee equal to 3% of the gross proceeds we raise from the sale of Units in this rights offering and from the Very Hungry Parties' conversion of their subordinated promissory notes into Units plus the reimbursement of their expenses up to $250,000. Our directors and executive officers may participate in the solicitation of the exercise of Rights and the Over-subscription Right. These persons will be reimbursed only for their reasonable out-of-pocket expenses incurred in connection with any solicitation. Other trained employees of the Company may assist in the rights offering in ministerial capacities, providing clerical work in effecting an exercise of subscription rights or answering questions of a ministerial nature. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration.

        On or about May 21, 2013, we will distribute the Rights certificates and copies of this prospectus supplement and prospectus to individuals who owned shares of common stock on the record date. If you wish to exercise your Rights and Over-subscription Right, as applicable, you should complete the subscription rights certificate and return it with the required payment to the subscription agent, Corporate Stock Transfer, Inc., at the following address:

By First Class Mail or Overnight Courier Only:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, Suite 430
Denver, CO 80209

        We have agreed to pay a fee plus certain expenses to the subscription agent, which we estimate will total approximately $6,500 in the aggregate. We estimate that our total expenses in connection with the rights offering and the underwritten public offering will be in the range of $1.2 to $2.4 million depending on the size and relative sizes of the offerings.

RECENT DEVELOPMENTS

Restructuring of Senior Debt Owed to Karlsson and Amendment of Apollo Notes

        On April 15, 2013, we entered into an extension agreement with Karlsson which restructured the senior first priority secured promissory note that we issued to Karlsson on August 1, 2012 in connection with our purchase of Karlsson's 50% interest in our subsidiary American West Potash LLC. The outstanding principal balance of the Karlsson note is approximately $115.3 million. In addition, we are currently liable to Karlsson for accrued and unpaid interest and accrued tax gross-ups totaling approximately $29.3 million, which will be due on the maturity date of the Karlsson note. In connection with the extension agreement, we amended some of the initial Karlsson transaction documents, including the Karlsson note, and restructured the two promissory notes issued to affiliates of Apollo Global Management, LLC on March 7, 2013 in the aggregate principal amount of $6.8 million.

Karlsson Note Amendment

        Under the Karlsson note amendment, the maturity date was extended to the earlier of (i) 12 months following completion of a DFS and (ii) July 1, 2015. An interim principal payment of $30 million is due on the earlier of (i) six months following completion of a DFS and (ii) January 2, 2015. Prior to the Karlsson note amendment we were required to prepay the Karlsson note with 40% of the net proceeds of any capital raised, whereas we are now required to prepay the Karlsson note with 10% of the gross proceeds of any capital raised following the first $10 million of capital raised.

Under the Karlsson note amendment, the annual interest rate of 9% changed from simple to compounding and is now payable quarterly in kind by automatically increasing the principal balance of the Karlsson note.

        The Karlsson note amendment requires us to make future tax "gross-up" payments to Karlsson to compensate Karlsson for increases in federal and state income taxes and other tax related matters. We currently estimate the cost of these tax "gross-up" payments to be approximately $20.8 million. Under the terms of the original Karlsson loan we were required to make tax gross up payments estimated at $6.2 million. These tax gross-up payments are subject to change based on future changes in tax rates (including increases in effective income tax rates caused by "minimum tax" provisions such as the "Buffett rule" or "flat tax" proposals) and/or future changes in certain interest rates published by the Internal Revenue Service.

        Under the Karlsson note amendment, we are generally restricted from incurring debt other than approved subordinated debt, which is defined as debt that (i) is unsecured, (ii) is subordinate to the Karlsson note (the approved form of subordination agreement is attached as an exhibit to the Karlsson Note Amendment), and (iii) must be convertible to equity on September 10, 2013 if issued on or prior to September 10, 2013. We are also required to meet the following capital raising milestones: (i) $5.5 million by May 15, 2013, which was satisfied by the Very Hungry Parties' $5.5 million subordinated loan, (ii) an additional $7 million by June 17, 2013, of which all or any portion may be raised as approved subordinated debt, (iii) an additional $18 million by September 10, 2013, of which all or any portion may be raised as approved subordinated debt, and (iv) an additional $25 million no later than August 1, 2014, of which no more than $15 million may be raised as approved subordinated debt. We are required to deposit $9.2 million of the first $30 million of capital we raise into escrow, which funds may be released solely to fund specified development expenses for our potash project in the Holbrook Basin. Additionally, we are allowed to incur up to $10 million in additional approved subordinated debt prior to the first payment date on the Karlsson note, but may incur no more than $1 million of debt after the first payment date of the Karlsson note.

        Prior to the Karlsson note amendment, we had 15 days to cure a payment default and 30 days to cure any non-payment default after, in each case, receiving notice thereof. Under the Karlsson note amendment, there are no notice or cure rights for any payment defaults or any defaults related to the financing milestones or escrow funding described above, or cross-defaults with other agreements. The majority of other non-monetary defaults now have a ten day notice and cure period.

        Under the Karlsson note amendment, Karlsson may assign the Karlsson note and any of the other Karlsson related documents following the earlier of (i) September 10, 2013, (ii) an event of default under the Karlsson note, and (iii) once we have raised at least $30 million of capital. The extension agreement contains customary lender releases and indemnification language.

Consideration to Karlsson

        In addition to changing the interest rate under the Karlsson note from simple to compounding and payment of the tax gross-up amounts described above, as consideration to Karlsson for entering into the extension agreement and the related documents, we have, among other things, (i) increased Karlsson's royalty interest from 1% to 2% (Buffalo Management LLC has agreed to decrease its royalty interest from 2% to 1% as described below) and eliminated the $75 million cap on Karlsson's previous 1% royalty interest, (ii) decreased the exercise price on Karlsson's warrants to purchase up to 5,605,834 shares of our common stock from $4.25 to $0.25 and allowed all of Karlsson's warrants to be exercisable on a cashless basis, (iii) provided Karlsson with an enhanced collateral package, including a parent guaranty from us and a pledge by us of 100% of the shares of our wholly owned subsidiary Prospect Global Resources Inc, a Delaware corporation and the owner of 100% of American West Potash LLC, and (iv) agreed to pay Karlsson $275,000 (which has been paid) for its attorneys' fees and costs associated with consummation of the extension agreement and related agreements.

Apollo Note Amendments

        Simultaneously with the execution of the extension agreement and related documents with Karlsson, we agreed with Apollo to amend the Apollo notes by extending the maturity dates from September 3, 2013 to the maturity date of the Karlsson note. The amendments also reduced our prepayment obligations from 33% of the net proceeds of any capital raised to 10% of the gross proceeds of any capital raised following our first $10 million of capital raised.

Buffalo Management Royalty Amendment

        In connection with restructuring the Karlsson Group debt, we were required to increase Karlsson's royalty interest from 1% to 2% without increasing the aggregate amount of royalty interests payable to third parties in the aggregate. In order to achieve this result, we negotiated with Buffalo Management, or Buffalo, to reduce our royalty payable to Buffalo from 2% to 1%. We agreed to compensate Buffalo for this royalty reduction by giving Buffalo either, or a combination of, at its election, (i) equity securities (that may include common stock, preferred stock or warrants for common stock as mutually agreed) equal in value to the determined fair market value of the royalty surrendered or (ii) preferred stock that is redeemable after we commence receiving revenues from the Holbrook Project for the determined fair market value plus accrued interest; provided that no securities shall be issued to Buffalo prior to July 1, 2013 and provided further that in no event will any equity securities or securities convertible into equity securities issued to Buffalo (x) exceed 10% of our outstanding capital stock or (y) be redeemable for aggregate consideration exceeding 10% of our equity market capitalization. To value the surrendered royalty we agreed to engage a third party valuation firm reasonably satisfactory to Buffalo. Buffalo Management is controlled by Chad Brownstein, our executive vice-chairman. Barry Munitz, our board chair owns minority non-voting interests in Buffalo Management. Our board has designated a committee composed of Ari Swiller and Conway Schatz to finalize these negotiations with Buffalo Management, neither of whom have any personal or economic interest in Buffalo Management.

Receipt of $5 Million Debt Financing.

        The Very Hungry Parties made a $5 million loan to us on May 2, 2013 and received from us $5.5 million of original issue discount subordinated promissory notes. The subordinated promissory notes bear no interest and mature on September 9, 2013. In connection with the loan, the Very Hungry Parties agreed to invest the aggregate principal amount of their subordinated promissory notes into the same securities offered in the rights offering at the rights offering subscription price. Any portion of the subordinated promissory notes that remain outstanding following the rights offering will automatically convert into Units at a conversion price equal to the rights offering subscription price upon obtaining stockholder approval as required by the Nasdaq Listing Rules, which we will seek at our annual meeting of stockholders expected to be in July 2013. If stockholder approval is not obtained, the remaining portion of the subordinated promissory notes will mature on September 9, 2013. The subordinated promissory notes are subordinated to all of our obligations to Karlsson. Also, in consideration for the subordinated loan we reduced the exercise price on warrants to purchase our common stock held by the Very Hungry Parties to $0.30 per share (in each case from exercise prices ranging from $4.25 per share to $3.00 per share) and extended the maturity of all such warrants to August 1, 2017. As required by the terms of our restructured senior debt to the Karlsson Group, $2.1 million of the proceeds of the loan was escrowed to be used principally for land payments. Prior to the completion of this rights offering, the Very Hungry Parties and an affiliate of the Trust hold stock, warrants and options that on an as-converted basis equal approximately 19.4% of our outstanding shares. Following completion this rights offering, the underwritten public offering and the Very Hungry Parties investment, they will hold stock, warrants and options that on an as-converted basis equal approximately 35.9% of our outstanding shares assuming the minimum offering size, and 23.7%, assuming the maximum offering size.

Changes in Management

        In March 2013 we appointed Damon Barber our president and chief executive officer. Mr. Barber had previously served as our executive vice president and chief financial officer since December 2012. Also in March 2013 we appointed Gregory Dangler our interim chief financial officer. Mr. Dangler had previously served as our vice president of finance since March 2012.

        Mr. Barber has more than 20 years' experience in natural-resources finance and operations and is a former chief executive officer of CST Mining Group Limited, a Hong Kong-based mining company.

        While at CST Mining, Mr. Barber led a $600-million public equity raise to acquire two copper mine development projects. He subsequently directed the development of one project into production and directed the development of the second project to where it was sold for $505 million, returning CST approximately two times its investment in the project. During this time, Mr. Barber also served as Chairman of Marcobre S.A.C., a joint venture between CST and Korea Resources Corporation and LS Nikko. Mr. Barber spent over 12 years of his career advising and assisting natural resource companies on mergers & acquisitions, debt and equity capital raisings, leveraged buy-outs and project financings while working as a managing director of and head of the metals and mining investment banking practice in Asia-Pacific at, Deutsche Bank and, prior to that, as a member of Credit Suisse's energy group.

        Mr. Dangler has a broad background in private equity investing, development of large-scale technical infrastructure projects, and the financing and management of international growth companies. Prior to joining us, Mr. Dangler served as chief executive officer of a technology and telecommunications company, where as the founding executive, he helped the company raise capital and establish its global presence with operating interests in Africa and South America. Prior to that, Mr. Dangler was an associate with ITU Ventures, a leading private equity and venture capital firm focused on growth stage technology investments. While with ITU, Mr. Dangler executed private and public equity transactions, directed activity for mergers and acquisitions, and provided strategic support to portfolio companies.

        Our executive vice president and chief operating officer, Brian Wallace, recently resigned to accept a new position. We have no immediate plans to replace him as we believe our management team is at an appropriate size for the next stage of our growth.

Termination of Apollo Financing

        On March 7, 2013, we entered into a termination and release agreement with certain affiliates of certain investment funds managed by Apollo Global Management, LLC, which we refer to collectively as the Apollo parties, that terminated the securities purchase agreement, investors rights agreement and royalty agreement entered into with the Apollo parties in November 2012 (as amended in December 2012). These agreements related to a potential financing transaction, which we refer to as the Apollo financing, with the Apollo parties that is described in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 4, 2012 and December 26, 2012 and our definitive proxy statement on Form 14A filed with the Securities and Exchange Commission on December 26, 2012. The Apollo financing was terminated as a result of concerns about Prospect Global's ability to obtain the necessary stockholder approval for the Apollo financing.

        Under the Apollo financing, the Apollo parties would have paid us $100 million and received upon closing $100 million in newly issued 7-year 10% Convertible Springing 2nd Lien Notes. The Apollo notes would have been convertible into shares of our common stock at an initial conversion price of

$2.70 per share, subject to anti-dilution provisions. The Apollo notes would have voted on an as converted basis with our common stock. As part of the Apollo financing, the Apollo parties would have received warrants to purchase approximately 25.9 million shares of our common stock at $2.70 per share and approximately 21.5 million shares of our common stock at $3.25 per share, each subject to anti-dilution provisions. Under a royalty agreement entered into in connection with the Apollo financing, to which Buffalo Management LLC was also a party, upon issuance of the Apollo notes, Buffalo's existing right to receive 2% of our gross revenues would have terminated, and thereafter each of Buffalo and the Apollo parties would have had the right to receive the greater of 1% of our gross revenues or 1% of the gross sales of our American West Potash subsidiary. Buffalo Management is controlled by Chad Brownstein, our executive vice-chairman. Barry Munitz, our board chair, and Patrick Avery, our former chief executive officer and a former director of Prospect Global, own minority non-voting interests in Buffalo Management.

        Upon execution of the termination and release agreement (i) we paid the Apollo parties $750,000 in cash and issued two promissory notes totaling approximately $6.8 million as a break up and release payment and (ii) we reimbursed the Apollo parties for $2.16 million of expenses incurred by them in connection with the Apollo Financing. The agreement also contains mutual releases.

        In connection with the restructuring of our senior debt owed to Karlsson, we and Apollo agreed to modify the terms of the outstanding promissory notes. The promissory notes now bear cash interest at an annual rate of 11% and mature on the same day as the Karlsson note matures. We are required to prepay the promissory notes pro rata with 10% of the gross cash proceeds received by us from the issuance or incurrence of any indebtedness, the issuance or sale of any equity interests, or any other financing following our first $10 million of capital raised. The promissory notes are unsecured; provided that we may not issue any secured debt or debt that is guaranteed by any of our subsidiaries, unless, concurrently, we cause the promissory notes and the obligations thereunder to be equally and ratably secured by the same assets and/or guaranteed by the applicable subsidiary(ies).

Claim Asserted by Stockholder

        We recently received correspondence from a stockholder who purchased $10 million of shares in our November 2012 public offering asserting a right to rescind the purchase based on violation of securities laws in connection with that offering. We believe the claim is without merit and are vigorously defending against it. No litigation has been commenced in this matter.

INDUSTRY OVERVIEW

Potash

        Potash is used to describe a wide variety of compounds valued primarily for their potassium content, which is commonly measured in K2O units. The most concentrated and commonly available form of potash is potassium chloride (KCl), also referred to as Muriate of Potash (MOP), which is between 60-62% K2O by weight and accounts for more than 60% of domestic potash production. Secondary forms of potash include sulfate of potash magnesia, also known as langbeinite (22% K2O), potassium sulfate (50% K2O) and potassium nitrate (44% K2O).

        Potash is primarily used as an agricultural fertilizer due to its high potassium content. Potassium, nitrogen and phosphate are the three primary nutrients essential for plant growth. A proper balance of these nutrients improves plant health and increases crop yields. Potash helps regulate plants' physiological functions and improves plant durability, providing crops with protection from drought, disease, parasites and cold weather. Currently, no cost effective substitutes exist for these three nutrients. Less effective nutrient sources do exist; however, the relatively low nutrient content of these sources and cost of transportation reduce their attractiveness as a viable, economic alternative to potash.

        Potash is primarily mined from underground mines and less frequently, from naturally occurring surface or sub-surface brines. It is mined through both conventional underground methods and surface or solution mining. Unlike nitrogen and phosphate, potash does not require additional chemical conversion to be used as a plant nutrient. Virtually all of the world's potash is currently extracted from commercial deposits located in 12 countries and production is currently concentrated among a few leading producers. Canada is the largest producer of potash followed by Russia and Belarus, which together account for more than 60% of global production.

        Domestically, approximately 85% of all potash produced is used as a fertilizer, most of it in the form of potassium chloride, according to the U.S. Geological Survey. The chemical industry consumes the remaining 15% of potash produced. Non-fertilizer uses of potash include chemical and pharmaceutical products, drilling fluid additive during oil and gas exploration, animal feed, detergents, glass and ceramics, textiles and dyes.

Mining

        Potash ore is mined from two primary types of ore deposits:

  •
  Marine evaporite deposits are buried deep below the earth's surface and typically range between 400 meters to over 1,000 meters in depth. Most potash is sourced from these deposits using conventional mechanized underground mining methods, though solution mining methods also are also commonly used in North America. However, the land area affected by a conventional mine is typically limited to the immediate area surrounding the shaft, plant and waste disposable and is typically confined to several square kilometers.

  •
  Surface brine deposits are associated with saline bodies of water such as the Great Salt Lake in the United States and the Dead Sea in the Middle East. These ore deposits are exploited using solar evaporation ponds to concentrate and precipitate the potash. The land area affected by the evaporation ponds can be extensive, and some operations cover in excess of 90 square kilometers, according to the United Nations Environment Programme.

        A conventional mechanized underground mining operation is the most widely used method for potash ore extraction. The mining techniques and equipment utilized depend on a variety of factors, including: the ore body depth, continuity of potash beds, geometry and thickness of potash beds, the geological and geotechnical conditions of the ore and surrounding rock, and the presence of overlying aquifers. Conventional mining methods that are typically utilized include variations of room and pillar, longwall, cut and fill, and open stope techniques.

        Solution mining is an alternative mining method that is currently utilized at a number of operations throughout North America. The solution mining process typically relies on elevated solubility at elevated temperatures in brine of sylvite and in comparison to salt (NaCl). Typically, brine is heated on the surface and then injected into the mineralization horizon through tubing. The heated brine absorbs sylvite and is then pumped back to the surface to a number of ponds, where the potash precipitates before being sent to the plant for processing. After the potash is extracted and the brine cools, the brine is then re-heated and the process repeated.

Demand for Potash

        We believe the long-term demand for potash remains positive and will be driven by the continued growth in emerging economies, a growing global population and the upgrading of diets worldwide amongst the growing middle class. In the near term, we anticipate that the global economy will continue to recover, albeit on a slower pace. A sustained recovery in the global economy in the coming quarters and years, combined with positive forecasts of global consumption, is likely to lead to an increase in demand for commodities such as potash. Specifically, we believe that as the emerging markets grow and the members of their middle classes increase, the diet of this increasingly affluent population will change and drive demand for more agricultural products. This incremental demand on the agricultural industry will translate, in our opinion, into a sustained increase in demand for potash and fertilizer generally.

        Potash demand depends primarily on the demand for fertilizer, which is based on the total planted acreage, crop mix, soil characteristics, fertilizer application rates, crop yields and farm income. Each of these factors is affected by current and projected grain stocks and prices, agricultural policies, improvements in agronomic efficiency, fertilizer application rates and weather. From 2000 to 2011, global consumption of potash as a fertilizer grew at a compound annual growth rate (CAGR) of 2.54% per year, from approximately 35.9 million tonnes KCl to approximately 47.3 million tonnes KCl, according to Fertecon.

Global Potash Fertilizer Consumption
(000 tonnes KCl)

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012E
EU-15	5,660	5,587	5,424	5,436	5,289	4,662	4,558	4,767	2,427	2,953	3,656	3,240	3,297
EU-12	941	956	969	1,006	1,053	1,129	1,275	1,392	1,126	691	1,066	1,107	1,084
Other Europe	438	414	449	475	496	490	517	566	437	287	428	455	471
CIS	1,090	1,096	1,172	1,043	1,174	1,302	1,761	1,682	1,821	1,983	2,116	2,251	2,331
Africa	788	759	772	823	843	822	891	925	739	695	806	856	856
Middle East	327	286	316	378	423	422	434	453	367	328	297	301	280
Asia	12,536	13,088	13,595	14,894	17,188	18,840	18,820	20,088	18,784	17,423	21,340	21,726	21,219
Oceania	597	646	671	657	718	609	603	584	532	431	475	502	508
North America	7,846	7,941	8,018	8,845	8,389	7,694	8,295	7,531	4,900	7,074	7,382	7,372	7,737
Latin America	5,643	6,260	6,886	8,255	8,691	7,661	7,716	9,069	8,029	6,700	8,288	9,473	10,197

World Total	35,866	37,032	38,272	41,813	44,263	43,632	44,869	47,058	39,161	38,566	45,854	47,284	47,980

United States	7,326	7,408	7,362	8,176	7,694	7,024	7,629	6,936	4,595	6,630	6,870	6,885	7,197
US % of Consumption	20.4%	20.0%	19.2%	19.6%	17.4%	16.1%	17.0%	14.7%	11.7%	17.2%	15.0%	14.6%	15.0%

Source: Fertecon, February, 2013

        While developed countries have traditionally been the largest consumers of potash, developing countries are the fastest growing markets for potash, including in the emerging and developing economies of India, China and Brazil. Fertecon estimates that potash fertilizer consumption will grow in India, China and Brazil at a CAGR of 8.6%, 4.8% and 6.0%, respectively, from 2011 to 2020.

Population and income growth are two important drivers of potash demand. The United Nations Department of Economic and Social Affairs/Population expects that the world's population will grow from approximately 7 billion in 2011 to in excess of 9 billion by 2050, with the majority of growth coming from developing countries. As incomes grow, people demand a more nutritious, protein-rich diet, primarily through increased meat consumption. This creates demand for potash fertilizers to grow grain for animal feed.

        According to the USGS Mineral Commodity Summaries (January 2012), approximately 15% of U.S. potash consumption is used in the production of potassium chemicals for industrial markets. Industrial applications for potassium chloride include the production of potassium hydroxide, which is used in the production of other potassium chemicals; the production of potassium carbonate, which is primarily used for specialty glasses for cathode-ray tubes and as a component in dry-chemical fire extinguishers; leavening agents; and as a pharmaceutical ingredient. Potassium chloride is also used in the oil and gas industry as a drilling fluid additive and we believe it represents a small fraction of drilling expense. Other industrial applications of potassium chloride include use as a flux in secondary aluminum processing, as a potassium supplement in animal feeds, and in ceramics, textiles and dyes. From 2000 to 2011, U.S. industrial consumption of potash grew at a CAGR of 1.6%, from 725 thousand tonnes to 865 thousand tonnes, according to Fertecon.

        With its highly developed agricultural economy and limited domestic production capability, the U.S. is the second largest consumer of potash globally, representing 16.4% of total estimated consumption for 2010, as reported by Fertecon. According to Fertecon, in 2010, the U.S. was the largest importer of potash in the world, importing over 84% of its potash. The high level of potash consumption in the U.S. is in large part due to its extensive cultivation of commodity crops such as corn, wheat, cotton and soybeans.

        Based on demand growth expectations, and assuming normal effective capacity utilization rates and timely completion of all announced capacity expansions, Fertecon projects the global potash market to grow from 36.0 million tonnes of K2O total sales in 2011 to 48.7 million tonnes in 2020, which represents a 3.4% CAGR.

Supply of Potash

        The supply of potash is influenced by a broad range of factors including available capacity and achievable operating rates; mining, production and freight costs; government policies and global trade. Barriers to adding new potash production are significant because economically recoverable potash deposits with the appropriate geologic conditions occur rarely. According to Fertecon, in 2011, seven countries accounted for approximately 91% of the world's aggregate potash production. This scarcity has resulted in a high degree of concentration among the leading producers. Canada currently accounts for approximately 30% of global potash production. The next six largest producers, Russia, Belarus, China, Germany, Israel and Jordan, account for approximately 61% of global production. The U.S. produces approximately 16% of the potash it consumes. U.S. potash reserves are concentrated in the southwestern U.S. and account for approximately 3% of world production. Only 12 countries produce nearly all of the world's supply, making much of the world dependent upon imports to satisfy their potash requirements. According to the International Fertilizer Association, approximately 80% of potash produced was traded across borders in 2006.

 Global Potash Production
(000 tonnes KCl)

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012E
Germany	5,588	5,820	5,658	5,845	5,945	6,008	5,927	5,932	5,384	2,932	4,855	5,092	5,451
Spain	856	772	667	830	907	810	716	777	728	569	514	783	828
United Kingdom	985	872	885	1,019	884	720	704	700	661	328	410	552	467
Belarus	5,528	6,044	6,215	6,933	7,560	8,078	7,549	8,150	8,143	4,074	8,562	8,696	7,533
Russia	6,092	6,979	7,181	7,715	9,179	10,271	9,292	10,415	9,729	6,041	10,098	10,649	8,970
Israel	2,865	2,860	3,145	3,210	3,504	3,707	3,645	3,577	3,557	3,147	3,311	2,910	3,557
Jordan	1,936	1,962	1,924	1,960	1,929	1,829	1,699	1,856	2,004	1,120	1,943	2,258	1,682
China PR	496	648	633	995	2,036	2,426	3,139	3,393	3,795	4,502	5,074	5,810	6,032
Canada	15,039	13,364	13,938	14,924	16,557	17,350	13,705	17,840	17,265	7,236	15,568	17,587	14,918
United States	2,058	2,032	2,070	1,829	2,073	1,880	1,752	1,788	1,663	1,086	1,788	1,794	1,613
Brazil	579	566	596	640	630	609	695	661	577	681	651	615	540
Chile	695	795	900	861	850	839	761	843	938	1,071	1,393	1,511	1,721
Rest of World	558	425	224	64	5	7	—	—	3	3	57	231	286

World Total	43,274	43,139	44,035	46,824	52,059	54,535	49,585	55,931	54,448	32,792	54,225	58,489	53,597

Source: Fertecon

        The leading global providers of potash are shown in the following chart:

Source: Fertecon

        In addition to the scarcity of economic deposits, another significant barrier to entry into the potash business is the location of the world's currently identified and unexploited potash reserves. A large portion of such reserves resides in politically unstable and/or remote locations where it would be costly to build the infrastructure necessary to develop a new mine, such as electricity, water and links to rail transportation. In some cases, appropriate infrastructure, such as deep sea ports to allow shipment of potash to consuming regions, may be impractical to construct. Another barrier to entry is the long lead time necessary to develop and construct a new mine, which adds to the development costs for a new potash mine, especially in currently unexploited regions where ore bodies tend to be much deeper in the earth than the reserves that are currently being mined.

Price Fundamentals of Potash

        Before 2003, potash pricing remained relatively flat, primarily due to excess potash supply that was created following the collapse of the Soviet Union. By 2003, potash demand had grown sufficiently to absorb this excess supply, and prices began to increase considerably. Since that time, consistent growth in global demand, coupled with limited increases in global supply, has led to a significant increase in potash prices. For example, according to Green Markets, a Bloomberg BNA business, potash granular spot prices were US$525/tonne FOB Carlsbad as of April 2012, a 5% increase over the April 2011 price of US$500/tonne.

Source: Green Markets, a Bloomberg BNA Business. Reflects pricing for granular potash.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material U.S. federal income tax consequences of the rights offering, and related share issuance on exercise of the Rights and the Over-subscription Right, to holders of our common stock. This discussion assumes the holders of our common stock hold such stock as a capital asset within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based on the Code, Treasury Regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders who are U.S. persons within the meaning of the Code, does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances and does not apply to holders who may be subject to special tax treatment, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or holders who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

        If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the U.S. federal income tax consequences to a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of our common stock that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax consequences of the rights offering and related share issuance.

        We have not sought, and will not seek, an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the rights offering or the related share issuance. The following summary does not address foreign, state, local or non-income tax laws. ACCORDINGLY, EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING AND THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

        The material U.S. federal income tax consequences to a holder of our common stock of the rights offering and any related share issuance should be as follows:

  1.
  A holder should not recognize taxable income or gain on the receipt of Rights in the rights offering.

  2.
  Except as provided in the following sentence, a holder's tax basis in the Rights received in the rights offering should be zero. Solely for purposes of an exercise or transfer of the Rights, if either (i) the fair market value of the Rights on the date such Rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the Rights are received or (ii) the holder elects, in its U.S. federal income tax return for the taxable year in which the Rights are received, to allocate part of its tax basis in such common stock to the Rights, then the holder's tax basis in the common stock should be allocated between the common stock and the Rights in proportion to their respective fair market values on the date the Rights are distributed. A holder's holding period for the Rights received in the rights offering should include the holder's holding period for the common stock with respect to which the Rights were received.

  3.
  A holder who allows the Rights to expire should not recognize any gain or loss, and the tax basis in the common stock owned by such holder with respect to which such Rights were distributed should equal the tax basis in such common stock immediately before the receipt of the Rights.

  4.
  A holder should not recognize any gain or loss upon the exercise of the Rights and Over-subscription Right. The holding period for the common stock and warrants acquired through exercise of the Rights and the Over-subscription Right should begin on the date they are exercised.

  5.
  A holder should not recognize any gain or loss upon the exercise of a warrant acquired through exercise of the Rights and Over-subscription Right. A holder's basis in the stock received through exercise of a warrant will be equal to the amount paid by the holder upon exercise of the warrant plus any basis allocable to the warrant portion of the Rights.

LEGAL MATTERS

        We are being represented in connection with the distribution and the rights offering, and the validity of the securities being offered hereby will be passed upon for us, by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. Brownstein Hyatt Farber Schreck and one of its partners collectively own 1,778,150 shares of our common stock and options to purchase 120,000 shares of our common stock. Norman Brownstein, a founding partner of Brownstein Hyatt Farber Schreck, is the father of Chad Brownstein, our executive vice chairman. See "Transactions with Related Persons" in our definitive proxy statement filed with the SEC on August 15, 2012 which is incorporated herein by reference.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended March 31, 2012 have been so incorporated in reliance on the report of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The technical information and preliminary economic estimates relating to the Holbrook Project in the accompanying prospectus and the documents incorporated by reference herein and therein, have been included in reliance on the reports prepared by North Rim Exploration Ltd. and Tetra Tech, Inc., North Rim Exploration Ltd issued the Resource Calculation, as updated, analyzing the results of our field operations. Tetra Tech completed a Preliminary Economic Assessment and is completing the Interim Report to set forth a preliminary view with respect to the potential economic viability of the Holbrook Project.

ANNEX I

WARRANT AGREEMENT

PROSPECT GLOBAL RESOURCES INC.

and

Corporate Stock Transfer, Inc.,

as Warrant Agent

Dated as of June [    •    ], 2013

SA-i

SA-ii

        THIS WARRANT AGREEMENT (this "Agreement"), dated as of June [    •    ], 2013, is entered into between Prospect Global Resources Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation"), and Corporate Stock Transfer, Inc., as Warrant Agent (herein called the "Warrant Agent").

        WHEREAS, the Corporation proposes to issue warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement herein called the "Warrant Certificates") evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") each representing the right to purchase one share of common stock, par value $0.001 (the "Stock"), of the Corporation; and

        WHEREAS, the Corporation desires the Warrant Agent to act on behalf of the Corporation, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

ISSUANCE, EXECUTION AND AUTHENTICATION
OF WARRANT CERTIFICATES

        Section 1.1    Issuance of Warrant Certificates.     Upon issuance, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one share of Stock.

        Section 1.2    Form of Warrant Certificate.     The Warrant Certificates (including the Form(s) of Exercise and Assignment to be set forth on the reverse thereof) shall be in substantially the form set forth in Exhibit A hereto, shall be printed in any manner determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination. The Warrant Certificates shall have a legend in substantially the following form placed thereon:

  THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT AGREEMENT, DATED JUNE [    •    ], 2013, AS IT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "WARRANT' AGREEMENT"). A COPY OF THE WARRANT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST TO THE CORPORATION. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT AGREEMENT.

        Section 1.3    Execution and Authentication of Warrant Certificates.     The Warrant Certificates shall be executed on behalf of the Corporation by its President and Chief Executive Officer, one of its Vice Presidents (any reference to a Vice President of the Corporation herein shall be deemed to include any Vice President of the Corporation whether or not designated by a number or a word or words added before or after the title "Vice President"), its Treasurer or its Controller, under its corporate seal reproduced thereon attested to by its Secretary or any Assistant Secretary. The signature of any of these officers on the Warrant Certificates may be manual or facsimile.

        Warrant Certificates may be executed by the Corporation and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Corporation, authenticate Warrant Certificates evidencing Warrants representing the right to purchase shares of Stock and shall deliver such Warrant Certificates to or upon the order of the Corporation. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall authenticate a Warrant Certificate only if the Warrant Certificate is issued in exchange or in substitution for one or more previously authenticated Warrant Certificates or in connection with their transfer, as hereinafter provided.

        Each Warrant Certificate shall be dated the date of its authentication by the Warrant Agent.

        No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Corporation shall be conclusive evidence, and the only evidence, that the Warrant Certificate so authenticated has been duly issued hereunder.

        Warrant Certificates bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrant Certificates or did not hold such offices at the date of such Warrant Certificates.

        Section 1.4    Temporary Warrant Certificates.     Pending the preparation of definitive Warrant Certificates, the Corporation may execute, and upon the order of the Corporation the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, with the execution thereof by such officers conclusively evidencing such determination.

        If temporary Warrant Certificates are issued, the Corporation will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent, without charge to the Holder (as defined in Section 1.6 below). Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Corporation shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

        Section 1.5    Payment of Taxes.     The Corporation will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any State or political subdivision thereof, this Agreement or the original issuance of the Warrant Certificates may be subject.

        Section 1.6    Definition of Holder.     The term "Holder" as used herein shall mean the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1.

 ARTICLE II

WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

        Section 2.1    Warrant Price.     During the period specified in Section 2.2, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Corporation one share of Stock at the exercise price of $0.35. Such exercise price of each Warrant is referred to in this Agreement as the "Exercise Price."

        Section 2.2    Duration of Warrants.     Any Warrant evidenced by a Warrant Certificate may be exercised (a) at any time during a Registration Statement Effective Period (as defined below) for cash in accordance with Section 23(a) or (b) at any time that is not a Registration Statement Effective Period on a "cashless" basis in accordance with Section 2.3(b) and, in each case, at or before 5:00 p.m. New York City time on June [    •    ], 2014(1) (the "Expiration Date"). Each Warrant not exercised at or before the close of business on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease. The term "Registration Statement Effective Period" as used herein shall mean any period beginning on or after the date of issuance of such Warrant during which the Corporation (i) has an effective registration statement under the Securities Act of 1933, as amended (the "Act"), in respect of the Stock issuable upon exercise of the Warrants, and (ii) is able to furnish the Prospectus to the Warrant Agent pursuant to Section 7.6. The Corporation shall provide notice of any termination and/or recommencement of the Registration Statement Effective Period, in each case, pursuant to Section 7.3.

        Section 2.3    Exercise of Warrants.     (a) During the period specified in Section 2.2(a), any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the exercise notice set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds, of the Exercise Price for each Warrant exercised. The date on which payment in full of the Exercise Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Warrant Agent shall be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it as payment for the exercise of Warrants to the account of the Corporation maintained with it for such purpose and shall advise the Corporation by telephone at the end of each day on which such a payment is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Corporation in writing. The Corporation shall not be obligated to issue any shares of Stock upon exercise of any Warrants in accordance with this Section 2.3(a) outside of a Registration Statement Effective Period.

          (b)   During a period specified in Section 2.2(b), any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of shares of Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

    (A)
    =  the VWAP on the trading day immediately preceding the date on which the Holder elects to exercise the Warrant by means of a "cashless exercise," as set forth in the applicable Notice of Exercise;

    (B)
    =  the Exercise Price of the Warrant, as adjusted hereunder; and

(1)
Insert date that is 12 months following the date of issuance.

    (X)
    =  the number of shares of Stock that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

          (c)   "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Stock is then listed or quoted on a United States national securities exchange, the arithmetic mean of the volume-weighted average price per share of Stock for the five (5) consecutive trading days immediately preceding (but not including) such date as reported by Bloomberg L.P.; (b) if the Stock is not then listed or quoted on a national securities exchange but is quoted on the OTC Bulletin Board, the arithmetic mean of the volume-weighted average price per share of Stock for the five (5) consecutive trading days immediately preceding (but not including) such date on the OTC Bulletin Board as reported by Bloomberg L.P.; or (c) in all other cases, the current fair market value per share of Stock as determined by the Board of Directors of the Corporation in good faith.

          (d)   The Warrant Agent shall from time to time, as promptly as practicable after the exercise of any Warrants in accordance with the terms and conditions of this Agreement and the Warrant Certificates, advise the Corporation of (i) the number of Warrants so exercised, (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the certificate or certificates representing shares of Stock to which such Holder is entitled upon such exercise, and instructions of such Holder as to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iii) such other information as the Corporation shall reasonably require.

          (e)   As soon as practicable after the exercise of any Warrants, the Corporation shall credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with the Depository Trust Corporation through its Deposit/Withdrawal At Custodian system or, if the Corporation is not then participating in such system, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate or certificates representing the number of shares of Stock to which such Holder is entitled in such name or names as may be directed by such Holder; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Corporation shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          (f)    The Corporation shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Stock; and in the event that any such transfer is involved, the Corporation shall not be required to issue or deliver any shares of Stock until such tax or other charge shall have been paid or it has been established to the Corporation's satisfaction that no such tax or other charge is due.

        Section 2.4    Reservation of Shares.     For the purpose of enabling it to satisfy any obligation to issue shares of Stock upon exercise of Warrants, the Corporation will, at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued shares of Stock, the number of shares of Stock deliverable upon the exercise of all outstanding Warrants. In addition, so long as the Stock is listed on a stock exchange or is quoted on an interdealer quotation system, the Corporation will use its best efforts to list, or to be quoted, as the case may be, subject to notice of issuance, the Stock issuable upon the exercise of the Warrants on any such stock exchange or interdealer quotation system, as the case may be.

        The Corporation covenants that all shares of Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Corporation with respect to the issuance and holding thereof.

ARTICLE III

OTHER TERMS OF WARRANTS

        Section 3.1    Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants.     The Exercise Price, the number of shares of Stock purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.1.

          (a)   If the Corporation shall (i) pay a dividend in or make a distribution of shares of its capital stock, whether shares of Stock or shares of its capital stock of any other class, (ii) subdivide its outstanding shares of Stock, (iii) combine its outstanding shares of Stock into a smaller number of shares of Stock or (iv) issue any shares of its capital stock in a reclassification of the Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the number of shares of Stock purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of shares of Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to immediately after the record date, if any, for such event.

          (b)   If the Corporation shall issue rights, options or warrants to all holders of its outstanding Stock, without any charge to such holders, entitling them to subscribe for or purchase shares of Stock at a price per share that is lower than the market price per share of Stock (as defined in paragraph (e) below) as of the record date with respect to such issuance, the number of shares of Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Stock theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (i) the number of shares of Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Stock so offered would purchase at the market price per share of Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactive to immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted number of shares of Stock purchasable upon exercise of the Warrants shall be immediately readjusted to what it would have been if the adjustments made in the foregoing formula had been based on the number of shares actually issued.

          (c)   If the Corporation shall distribute to all holders of its shares of Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of capital surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Stock (excluding those referred to in paragraph (b) above), then in each case the number of shares of Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Stock theretofore purchasable upon the exercise of each Warrant, by a , of which the numerator shall be (i) the then current market price per share of Stock (as defined in paragraph (e) below) on the date of such distribution, and of which the denominator shall be (ii) the then current market price per share of Stock less the then fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one share of Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of stockholders entitled to receive such distribution. If at the end of the period during which such rights, options or warrants or convertible or exchangeable securities are exercisable, not all rights, options or warrants or convertible or exchangeable securities shall have been exercised, the adjusted number of shares of Stock purchasable upon exercise of the Warrants shall be immediately readjusted to what it would have been if the adjustments made in the foregoing formula had been based on the number of shares actually issued.

          (d)   If, at any time while the Warrants are outstanding, (i) the Corporation effects any merger or consolidation of the Corporation with or into another person, (ii) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Corporation or another person) is completed pursuant to which holders of Stock owning more than 50% of the outstanding shares of Stock (not including any shares of Stock held by the person or persons making or affiliated with the persons making the tender or exchange offer) tender or exchange their shares for other securities, cash or property, or (iv) the Corporation effects any reclassification of the Stock or any compulsory share exchange pursuant to which the Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Stock covered by Section 3.1(a) above) (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of Warrants, on a per share basis, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Stock then issuable upon exercise of Warrants (the "Alternate Consideration"). The aggregate Exercise Price for Warrants will not be affected by any such Fundamental Transaction, but the Corporation shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of Warrants following such Fundamental Transaction. At the Holder's request, any successor to the Corporation or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

          (e)   For the purpose of any computation under paragraphs (b) and (c) of this Section 3.1, the current or closing market price per share of Stock at any date shall be deemed to be: (a) if the Stock is then listed or quoted on a United States national securities exchange, the arithmetic mean of the volume-weighted average price per share of Stock for twenty (20) consecutive trading days immediately preceding (but not including) the date of such computation as reported by Bloomberg L.P.; (b) if the Stock is not then listed or quoted on a national securities exchange but is quoted on the OTC Bulletin Board, the arithmetic mean of the volume-weighted average price per share of Stock for the twenty (20) consecutive trading days immediately preceding (but not including) such date on the OTC Bulletin Board as reported by Bloomberg L.P.; or (c) in all other cases, the current fair market value per share of Stock as determined by the Board of Directors of the Corporation in good faith.

          (f)    Whenever the number of shares of Stock purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a , of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

          (g)   Notwithstanding any adjustment pursuant to this Section 3.1 in the number of shares of Stock purchasable upon the exercise of a Warrant, the Corporation shall not be required to issue s of shares of Stock upon exercise of the Warrants or to distribute certificates which evidence al shares. In lieu of al shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same of the current market value of a share of Stock. For purposes of this paragraph (i), the current market value of a share of Stock shall be the closing market price (determined as set forth in paragraph (e)) of a share of Stock for the trading day immediately prior to the date of such exercise.

          (h)   No adjustment in the Exercise Price or the number of shares of Stock purchasable upon exercise of a Warrant need be made unless the adjustment would require an increase or decrease of at least 1.0%. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Article III shall be made to the nearest .01 of a share (with .005 of a share being rounded upward) or to the nearest cent (with $0.005 being rounded upward), as the case may be.

          (i)    To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

ARTICLE IV

REGISTRATION, EXCHANGE, TRANSFER AND SUBSTITUTION OF WARRANT CERTIFICATES

        Section 4.1    Registration, Exchange and Transfer of Warrant Certificates.     The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrant Certificates (the "Warrant Register").

        Upon surrender at the corporate trust office of the Warrant Agent of Warrant Certificates properly endorsed or accompanied by appropriate instruments of transfer and accompanied by written instructions for transfer or exchange, all in form satisfactory to the Corporation and the Warrant Agent, such Warrant Certificates may be exchanged for other Warrant Certificates or may be transferred in whole or in part; provided that Warrant Certificates issued in exchange for or upon transfer of surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange or transfer of Warrant Certificates, but the Corporation may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange or transfer. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Corporation shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any exchange or transfer which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of whole warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or transfer.

        Section 4.2    Mutilated, Destroyed, Lost or Stolen Warrant Certificates.     If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Corporation shall execute and an officer of the Warrant Agent shall manually authenticate and deliver in exchange therefor a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. If there shall be delivered to the Corporation and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Corporation or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request an officer of the Warrant Agent shall manually authenticate and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith. Every new Warrant Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

        Section 4.3    Persons Deemed Owners.     Prior to due presentment of a Warrant Certificate for registration of transfer, the Corporation, the Warrant Agent and all other persons may treat the Holder as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

        Section 4.4    Cancellation of Warrant Certificates.     Any Warrant Certificate surrendered for exchange, transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Corporation, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. The Corporation may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously issued hereunder which the Corporation may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Warrant Agent. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of, as instructed by the Corporation, subject to applicable law.

 ARTICLE V

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

        Section 5.1    No Rights as Stockholders Conferred by Warrants or Warrant Certificates.     No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a stockholder, including, without limitation, the right to receive dividends (except in certain cases for adjustments as expressly provided in Article III hereof).

        Section 5.2    Holder of Warrant Certificate May Enforce Rights.     Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of the Warrant Agent, any stockholder or the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation suitable to enforce or otherwise in respect of its right to exercise the Warrant or Warrants evidenced by his or her Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.

ARTICLE VI

CONCERNING THE WARRANT AGENT

        Section 6.1    Warrant Agent.     The Corporation hereby appoints Corporate Stock Transfer, Inc. as Warrant Agent of the Corporation in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and Corporate Stock Transfer, Inc. hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further power and authority to act on behalf of the Corporation as the Corporation may hereafter grant to or confer upon it. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

        Section 6.2    Conditions of Warrant Agent's Obligations.     The Warrant Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Corporation agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

          (a)    Compensation and Indemnification.    The Corporation agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Corporation for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Corporation also agrees to indemnify the Warrant Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance at any time of its powers or duties hereunder. The obligations of the Corporation under this subsection (a) shall survive the exercise of the Warrant Certificates and the resignation or removal of the Warrant Agent.

          (b)    Agent for the Corporation.    In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Corporation and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

          (c)    Counsel.    The Warrant Agent may consult with counsel, which may include counsel for the Corporation, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.

          (d)    Documents.    The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e)    Certain Transactions.    The Warrant Agent, any of its officers, directors and employees, or any other agent of the Corporation, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it would have if it were not such Warrant Agent, officer, director, employee or other agent, and, to the extent permitted by applicable law, it may engage or be interested in any financial or other transaction with the Corporation and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities or other obligations of the Corporation as freely as if it were not such Warrant Agent, officer, director, employee or other agent.

          (f)    No Liability for Interest.    The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates unless otherwise agreed to in writing by the Corporation and the Warrant Agent and except for the negligence of the Warrant Agent.

          (g)    No Liability for Invalidity.    The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

          (h)    No Responsibility for Representations.    The Warrant Agent shall not be responsible for any of the Recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent's Certificate of Authentication thereon), all of which are made solely by the Corporation.

          (i)    No Implied Obligations.    The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Corporation of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Corporation pursuant to this Agreement or for the application by the Corporation of the proceeds of the Warrant Certificates or any exercise of the Warrants evidenced thereby. The Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.2 hereof, to make any demand upon the Corporation.

        Section 6.3    Resignation, Removal and Appointment of Successor.     (a) The Corporation agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrant Certificates are no longer exercisable.

          (b)   The Warrant Agent may at any time resign as such agent by giving written notice to the Corporation of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that, without the consent of the Corporation, such date shall not be less than three months after the date on which such notice is given. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Corporation and specifying such removal and the date on which the Corporation expects such removal to become effective. Such resignation or removal shall take effect upon the appointment by the Corporation of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers) by an instrument in writing filed with such successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent pursuant to Section 6.3(d).

          (c)   In case at any time the Warrant Agent shall resign, or be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Corporation by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be the Warrant Agent hereunder.

          (d)   Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Corporation an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e)   Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VII

MISCELLANEOUS

        Section 7.1    Amendment.     This Agreement may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision or mistake contained herein, or making such provisions in regard to matters or questions arising under this Agreement as the Corporation may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders of the Warrant Certificates in any material respect. Any amendment or supplement to this Agreement or the Warrants that has a material adverse effect on the interests of Holders of the Warrants shall require the written consent of the Holders of a majority of the then outstanding Warrants. The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Stock purchasable upon exercise of Warrants would be decreased. The Warrant Agent may, but shall not be obligated to, enter into any amendment to this Agreement which affects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise.

        Section 7.2    Notices and Demands to the Corporation and Warrant Agent.     If the Warrant Agent shall receive any notice or demand addressed to the Corporation by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Corporation.

        Section 7.3    Notices to Warrant Holders.     Upon any adjustment of the number of shares purchasable upon exercise of each Warrant or the Exercise Price pursuant to Section 3.1, the Corporation within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Corporation (who may be the regular auditors of the Corporation) setting forth the Exercise Price and the number of shares of Stock and other securities or assets purchasable upon exercise of each Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment is made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the provisions of this Section 7.3.

        In the event that a Registration Statement Effective Period shall recommence, the Corporation within five business days thereafter shall (i) cause written notice of such event to be filed with the Warrant Agent and (ii) shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid.

        If:

          (a)   the Corporation shall declare any dividend payable in any securities upon its shares of Stock or make any distribution (other than a cash dividend) to the holders of its shares of Stock; or

          (b)   the Corporation shall offer to the holders of its shares of Stock any additional shares of Stock or securities convertible into shares of Stock or any right to subscribe thereto; or

          (c)   there shall be a dissolution, liquidation or winding up of the Corporation (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety);

then the Corporation shall (i) cause written notice of such event to be filed with the Warrant Agent and (ii) shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first-class mail, postage prepaid, such giving of notice to be completed at least 15 calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 7.3 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

        Section 7.4    Addresses.     Any communications from the Corporation to the Warrant Agent with respect to this Agreement shall be addressed to 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209, Attention: Carylyn Bell, and any communications from the Warrant Agent to the Corporation with respect to this Agreement shall be addressed to Prospect Global Resources Inc., 1401 17th Street, Suite 1550, Denver, CO 80202, Attention: Corporate Secretary (or such other address as shall be specified in writing by the Warrant Agent or by the Corporation).

        Section 7.5    Governing Law.     This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York including, without limitation, Section 5-1401 of the New York General Obligations Law.

        Section 7.6    Delivery of Prospectus.     The Corporation will furnish to the Warrant Agent sufficient copies of a prospectus, appropriately supplemented, relating to the Stock (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant Certificate during a Registration Statement Effective Period, the Warrant Agent will deliver to the person designated to receive a certificate representing shares of Stock, prior to or concurrently with the delivery of such Securities, a Prospectus.

        Section 7.7    Obtaining of Governmental Approvals.     The Corporation will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws (including, without limitation, to the extent required, following the commencement of the initial Registration Statement Effective Period, the maintenance of the effectiveness of a registration statement in respect of the Stock under the Act), which may be or become required in connection with exercise of the Warrant Certificates and the original issuance and delivery of the Stock.

        Section 7.8    Persons Having Rights Under Warrant Agreement.     Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions herein is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Corporation and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

        Section 7.9    Headings.     The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

        Section 7.10    Counterparts.     This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

        Section 7.11    Inspection of Agreement.     A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit its Warrant Certificate for inspection by it.

        [Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

PROSPECT GLOBAL RESOURCES INC.
By:
Name:
Title:
CORPORATE STOCK TRANSFER, INC.
By:
Name:
Title:

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]
[Face]

        THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT AGREEMENT, DATED JUNE [    •    ], 2013, AS IT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "WARRANT' AGREEMENT"). A COPY OF THE WARRANT AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST TO THE CORPORATION. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT AGREEMENT.

EXERCISABLE ONLY IF AUTHENTICATED BY THE WARRANT
AGENT AS PROVIDED HEREIN

VOID AFTER THE CLOSE OF BUSINESS ON JUNE [    •    ], 2014(2)

PROSPECT GLOBAL RESOURCES INC.

Warrant Certificate representing
Warrants to purchase
Common Stock
as described herein.

No.	Warrants

        This certifies that                      or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered owner to purchase, at any time during a Registration Statement Effective Period and on or before the close of business on                     ,         , one share of common stock, par value $0.001 ("Stock"), of Prospect Global Resources Inc. (the "Corporation"), on the following basis During such period, each Warrant shall entitle the Holder thereof, subject to the provisions of the Warrant Agreement (as defined below), to purchase from the Corporation one share of Stock at the exercise price of $0.35 (the "Exercise Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds, the Exercise Price for each Warrant exercised, or, if available, the Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, in accordance with the cashless exercise procedure specified in Section 2.3(b) of the Warrant Agreement, to the Warrant Agent (as hereinafter defined), at the corporate trust office of Corporate Stock Transfer, Inc., or its successor, as warrant agent (the "Warrant Agent"), the addresses specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

        The term "Holder" as used herein shall mean the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.1 of the Warrant Agreement.

(2)
Insert date that is 12 months following the date of issuance.

        Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of Stock. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the registered owner hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of June [    •    ], 2013 (the "Warrant Agreement"), between the Corporation and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

        This Warrant Certificate and all rights hereunder, may be transferred when surrendered at the corporate trust office of the Warrant Agent by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

        This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a stockholder, including, without limitation, the right to receive dividends.

        Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Warrant Certificate shall not be valid obligatory for any purpose until authenticated by the Warrant Agent.

        IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:

PROSPECT GLOBAL RESOURCES INC.
By:
Attest:

Certificate of Authentication

        This is one of the Warrant Certificates referred to in the within-mentioned Warrant Agreement.

As Warrant Agent
By:	Authorized Signature

[FORM OF WARRANT CERTIFICATE]
[REVERSE]
(Instructions for Exercise of Warrants)

        To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay in cash or by certified check or by bank wire transfer in immediately available funds, the Exercise Price in full for each of the Warrants exercised, or, if available, in accordance with the cashless exercise procedure set forth in Section 2.3(b) of the Warrant Agreement, to Corporate Stock Transfer, Inc., Corporate Trust Department, 3200 Cherry Creek Drive South, Suite 430, Denver Colorado 80209, which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.

[FORM OF EXERCISE]

(To be executed upon exercise of Warrants.)

        The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase                          shares of common stock, par value $0.001 ("Stock"), of Prospect Global Resources Inc. and represents that he or she has tendered payment for such shares of Stock in cash or by certified check official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds to the order of Prospect Global Resources Inc., c/o Chief Financial Officer, in the amount of $             in accordance with the terms hereof. The undersigned requests that said shares of Stock be registered in such names an or, if available, payment made by cashless exercise in accordance with the procedure set forth in of the Warrant Agreement delivered, all as specified in accordance with the instructions set forth below.

        If said number of shares of Stock is less than all of the shares of Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the

Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:
Name

(Please Print)

(Insert Social Security or Other Identifying Number of Holder)
Address

Signature (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)
This Warrant may be exercised at the following address:
By hand or by mail at	Corporate Stock Transfer, Inc. 3200 Cherry Creek Drive South, Suite 430 Denver Colorado 80209

(Instructions as to form and delivery of certificates representing shares of Stock and/or Warrant Certificates):

[FORM OF ASSIGNMENT]

(TO BE EXECUTED TO TRANSFER
THE WARRANT CERTIFICATE)

        FOR VALUE RECEIVED                                                   hereby sells, assigns and transfers unto

Please print name and address (including zip code)
Please insert social security or other identifying number

the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                 , Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.

Dated:

Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate and must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)
Signature Guaranteed:

PROSPECT GLOBAL RESOURCES INC.

$400,000,000

Common Stock
Preferred Stock
Warrants
Purchase Contracts
Rights
Depositary Shares
Debt Securities
Units

        We may offer and sell from time to time in one or more offerings, common stock, preferred stock, warrants, purchase contracts, rights, depositary shares, debt securities and units (collectively, the "securities") of Prospect Global Resources Inc. The aggregate amount of the securities offered under this prospectus will not exceed $400 million.

        Our common stock is quoted on the OTC Bulletin Board under the symbol "PGRX". On May 17, 2012, the last reported sale price of our common stock was $5.00 per share.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Information Incorporated by Reference" before you make your investment decision.

        Securities may be sold to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. Please carefully consider the "Risk Factors" beginning on page 8 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2012.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission, using a "shelf" registration process. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See "Where You Can Find More Information" for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

WHERE YOU CAN FIND MORE INFORMATION

        We file and furnish annual, quarterly and current reports and other information, including proxy statements, with the SEC. You may read and copy any document we file or furnish with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are available to the public on the SEC's website at www.sec.gov. Our SEC filings are also available through the "Investors" section of our website at www.prospectgri.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended):

  (a)
  Annual Report on Form 10-K for the year ended March 31, 2012, as filed with the Commission on May 10, 2012;

  (b)
  The Company's Current Reports on Form 8-K, as filed with the Commission on March 15, 2012, March 21, 2012 and April 12, 2012; and

  (c)
  The description of the Company's common stock contained in our registration statement on Form 8-A filed June 14, 2011 with the SEC under Section 12(b) of the Exchange Act (File No. 000-54438), including any subsequent amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to:

  Prospect Global Resources Inc.
  1401 17th Street, Suite 1550
  Denver CO 80202
  Attention: VP Corporate Finance
  Telephone: (303) 990-8444

        Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, including statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). The forward-looking statements may appear in a number of places and include statements with respect to, among other things: business objectives and strategies, including our focus on the Holbrook Basin in Arizona, as well as statements regarding intended value creation; our opinion about future demand for and supply of potash; our plan to capitalize on potash demand; our plan to acquire properties, companies or interests in companies with a potash reserve base; our plan to prove up reserves by acquiring seismic data and drilling and coring test holes; our plan to begin the environmental and permitting process, preliminary mine design and bankable feasibility study, which we estimate to complete this year; our plan of exploration; the viability of a potash mine in the Holbrook Basin; the economic benefits of a potash mine; future sales of state leases and permits; our intention to raise additional funds by way of public or private offerings of debt, equity, convertible notes or other financial instruments; our anticipation of raising and contributing to our 50% owned subsidiary, American West Potash LLC, or AWP, and raising additional money to fund our general corporate expenses; our ability to further implement our business plan and generate revenue; our anticipation of investing considerable amounts of capital to establish production from our mining project; our anticipation of our ability to generate reserves that are capable of providing an acceptable return for investors that is commensurate with the inherent risks of a mining project; anticipated operating costs; impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs; anticipated compliance with and impact of laws and regulations; anticipated results and impact of litigation and other legal proceedings; and effectiveness of our internal control over financial reporting.

        Although these forward-looking statements reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date made, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others:

  •
  Our history of operating losses;

  •
  Our limited operating history;

  •
  Our inability to obtain sufficient additional capital;

  •
  Our dependence on the success of the exploration and development activities of AWP;

  •
  The denial or delay by a government agency in issuing permits and approvals necessary for our operations or the imposition of restrictive conditions with respect to such permits and approvals;

  •
  The failure of our mining prospects to yield natural resources in commercially viable quantities;

  •
  Production disruptions;

  •
  The departure of key personnel;

  •
  Competition from other potash companies;

  •
  Risks associated with acquiring producing properties, such as difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt;

  •
  Our inability to insure against operating risks;

  •
  The market price of potash and products based on potash;

  •
  Conditions in the agricultural industry;

  •
  Government regulation;

  •
  Global supply of and demand for potash and potash products;

  •
  The cyclicality of the crop nutrient markets;

  •
  Global economic conditions;

  •
  The lack of an active public market for shares of our common stock;

  •
  The potential volatility of the market price and trading volume of our shares of common stock;

  •
  The dilutive effect of future issuances of shares of common stock;

  •
  The effects on the market price of our common stock of future issuances of shares of our common stock;

  •
  Costs associated with being a public company;

  •
  Our common stock potentially being a "penny stock;"

  •
  Our failure to list our common stock on any national securities system or exchange; and

  •
  The failure of securities analysts to initiate coverage of our shares or their issuance of negative reports.

        In this prospectus, and in any relevant prospectus supplement and free writing prospectus, including information incorporated herein or therein by reference, unless the context otherwise requires:

  (a)
  all references to "Prospect" or "Prospect Global" refer to Prospect Global Resources Inc. f/k/a Triangle Castings, Inc., a Nevada corporation.

  (b)
  all references to "old Prospect Global" refer to Prospect Global Resources Inc., a Delaware corporation.

  (c)
  all references to "we," "us," "our" and "the Company" refer collectively to Prospect and its subsidiaries old Prospect Global and American West Potash LLC.

  (d)
  all references to "Triangle" refer to Prospect Global prior to the merger, at which time its name was Triangle Castings, Inc.

 PROSPECTUS SUMMARY

        This summary provides a brief overview of the key aspects of Prospect Global and the material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

  •
  This prospectus, which explains the general terms of the securities we may offer;

  •
  The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and

  •
  The documents referred to in "Where You Can Find More Information" for information about Prospect Global, including our financial statements.

Prospect Global Resources Inc.

        Prospect is a development stage company engaged in the development of a potash mine in the Holbrook Basin of eastern Arizona. Our address and telephone number are 1401 17th Street, Suite 1550, Denver CO 80202, 303-990-8444.

        In the 1960's and 1970's, Arkla Exploration Company, Duval Corporation and others drilled approximately 135 core holes to delineate the potash resource in the basin. However, to date the Holbrook Basin has not commercially produced potash.

        American West Potash, or AWP, in which we own a 50% interest and which we operate, holds potash exploration permits on 42 Arizona state sections and leases for the mineral rights on 109 private sections which, in total, cover approximately 94,000 acres. The state permits are for five year terms, of which 15 expire in 2014 and 27 expire in 2015. Of the 109 private sections, eight of the leases expire in 2020 while the rest run in perpetuity subject to certain terms and conditions. As long as AWP performs exploration or development activity, it may extend all leases, subject to various default clauses. As the operator of AWP, we manage all phases of the project which include but are not limited to exploration activities, geological analysis, permitting, engineering, construction, mining and production.

        During 2011, AWP acquired approximately 70 miles of 2D seismic data and completed the drilling and coring of 12 holes. The results from the seismic data and the drilling helped delineate the potash resource potential on AWP's acreage and supported the completion of a 43-101 mineral resource estimate report (Resource Calculation) and Preliminary Economic Assessment (PEA). This was combined with the historic information of approximately 58 wells in our project area. Due to the relatively shallow depth of the deposit, AWP plans to mine the potash employing conventional underground mining techniques.

        In 2011, we contracted North Rim Exploration Ltd, a leading third party geologic engineering firm, to supervise field activity, analyze the results and prepare the Resource Calculation. North Rim completed the requisite activities and issued the Resource Calculation on October 17, 2011.

        Highlights from the Resource Calculation:

  •
  The identified potash deposit was divided into two seams by North Rim; KR-1 and KR-2.

  •
  KR-2 contained indicated resources of approximately 15.95 Million Metric Tonnes (MMT), at a weighted average K2O (potash) grade of 10.09%. Additionally, KR-2 contained inferred resources of approximately 49.29MMT K2O at a weighted average K2O grade of 11.39%.

  •
  KR-1 contained inferred resources of approximately 17.15MMT K2O, at a weighted average K2O grade of 13.44%.

  •
  The potash beds occur at relatively shallow depths, generally less than 551m (1600ft).

  •
  The potash deposit is in close vicinity to existing infrastructure including rail, major highways, gas and power.

        The complete Resource Calculation is filed as Exhibit 99.1 to our Current Report on Form 8-K filed on October 19, 2011. As defined by SEC Industry Guide 7 as required by the Securities Exchange Act of 1934, AWP's resource currently does not meet the definition of proven or probable reserves.

        Based on the conclusions reached and recommendations within the Resource Calculation, we contracted with Tetra Tech, a leading third party engineering firm, to complete the PEA to determine the economic viability of mining the resource.

        Highlights from the PEA:

  •
  The PEA considered only KR-2, as identified above within the Resource Calculation.

  •
  Initial production of the project is targeted to be approximately 2MMT (approximately 2.2 million short tons) of finished products per year, mined by conventional underground mining methods.

  •
  The estimated life of the mine, considering both indicated and inferred, is approximately 40 years.

  •
  Preliminary evaluations of the general site characteristics from a biological and water resource perspective have not identified environmentally sensitive areas, or conditions which would appear to be significant obstacles to permitting.

  •
  Mine site operating costs are estimated at US$98/tonne.

  •
  Total estimated initial capital cost for constructing the mine and mill, including indirect and contingency costs, are estimated at US $1,334 million over the initial 3 year pre-production period.

  •
  Project economic analyses were performed on a before tax basis, with a base case assuming 85% mill recovery rate, a potash selling price of US$496/tonne ($450/ton) and a 10% discount rate. This base case resulted in a net present value (NPV) of US $3,818 million.

        The complete PEA is filed as Exhibit 99.1 to our Current Report on Form 8-K filed on December 22, 2011.

        Given that AWP recently commenced its development program and the Company has no other production properties, we do not currently generate revenue and have incurred losses since inception.

        We were incorporated in the state of Nevada on July 7, 2008. Our wholly- owned subsidiary, old Prospect Global, was incorporated in the state of Delaware on August 5, 2010.

The Securities We May Offer

        We may use this prospectus to offer:

  •
  Common stock

  •
  Preferred stock

  •
  Warrants

  •
  Purchase contracts

  •
  Rights

  •
  Depositary shares

  •
  Debt securities

  •
  Units consisting of two or more of the other securities offered hereby or under another registration statement in any combination.

        A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

 RISK FACTORS

        Investing in our shares involves significant risks, including the potential loss of all or part of your investment. These risks could materially affect our business, financial condition and results of operations and cause a decline in the market price of our shares. You should carefully consider all of the risks described in this statement, in addition to the other information contained in this statement, before you make an investment in our shares. Unless otherwise indicated, references to us, Prospect or Prospect Global include our operating subsidiaries old Prospect Global and AWP.

Risks Related to Our Business

We are a development stage company with no current revenue source and a history of operating losses and there is an expectation that we will generate operating losses for the foreseeable future; we may not achieve profitability for some time, if at all.

        We have incurred losses each year since our inception. We expect to continue incurring operating losses until several months after production occurs. The process of exploring, developing and bringing into production a producing mine is time-consuming and requires significant up-front and ongoing capital. We expect that our activities, together with our general and administrative expenses, will continue to result in operating losses for the foreseeable future. As of March 31, 2012, our losses accumulated in the development stage were $79,710,846. For the year ended March 31, 2012 our net loss attributable to Prospect Global was $62,876,767.

Our limited history makes an evaluation of us and our future difficult and profits are not assured. Many development stage mining companies never make it to the production stage.

        Prospect was formed through a reverse merger with Triangle on February 11, 2011. Prior to the reverse merger, Triangle had no previous experience or investment holdings in the natural resource sector. In view of our limited history in the natural resources business, you may have difficulty in evaluating us and our business and prospects. You should also consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Many development stage mining companies never make it to the production stage. For our business plan to succeed, we must successfully undertake most of the following activities:

  •
  Acquire mineral properties and/or interest in companies that have mineral properties but require additional technical expertise and/or capital investment;

  •
  Obtain operatorship of assets in order to control our pace of spending and establish the project's full lifecycle plan;

  •
  Capitalize on global demand strength of certain global commodities;

  •
  Seek assets that have high basic product-to-upgrade ratio (ore to product) or high economic ratio (raw material cost to gross margin);

  •
  Invest in assets that have inherent geographic advantages such as minimal distance to processing, close proximity to sales markets and access to transportation infrastructure;

  •
  Build early partnership arrangements with key customers;

  •
  Invest in assets and projects that generate positive cash flow;

  •
  Maintain access to funds to pursue our capital-intensive business plan;

  •
  Implement and successfully execute our business strategy;

  •
  Respond to competitive developments and market changes; and

  •
  Attract, retain and motivate qualified personnel.

        There can be no assurance that we will be successful in undertaking such activities. Our failure to undertake successfully some or most of the activities described above could materially and adversely affect our business, prospects, financial condition and results of operations. In addition, there can be no assurance that our exploration and production activities will produce natural resources in commercially viable quantities. There can be no assurance that sales of our natural resources production will ever generate sufficient revenues or that we will be able to sustain profitability in any future period.

We have significant capital needs over the next few years, and if we are unable to secure this capital when needed or on terms that are acceptable to us our ability to achieve our business strategy will be impacted.

        Our current estimate for constructing the potash mine and mill facility in the Holbrook Basis of eastern Arizona is approximately $1.33 billion, and there can be no assurance that we will be able to raise these funds or that if we are able to raise the funds that it will be on terms acceptable to us or when needed. If we cannot raise the capital required to implement our business strategy, we may be required to curtail operations or pursue a different strategy, both of which could adversely affect our financial condition and results of operations. Further, any future debt financing, if incurred, would most likely require repayment regardless of whether or not we generate profits or cash flows from our business activities and any equity financings would likely result in dilution to existing stockholders and may involve the use of securities that have rights, preferences, or privileges senior to our common stock.

Our operations are dependent on receiving the required permits and approvals from governmental authorities. Denial or delay by a government agency in issuing any of our permits and approvals or imposition of restrictive conditions on us with respect to these permits and approvals may impair our business and operations.

        We must obtain numerous environmental, mining and other permits and approvals authorizing our future operations. A decision by a government agency to deny a permit or approval could have a material adverse effect on our ability to continue operations at the affected facility.

        The development of our existing property into a mine is also predicated upon securing all necessary permits and approvals. A denial of or delay in obtaining any of these permits or approvals or the issuance of any of these permits with cost-prohibitive conditions could interfere with our planned development of this property and have a material adverse effect on our business, financial condition or results of operations.

Target properties that we decide to explore or mine may not yield natural resources in commercially viable quantities or revenues that are sufficient to cover our cost of operations.

        A target property is a property in which we hold an interest and has what we believe, based on available geological data, to be indications of reserves of certain natural resources. However, there is no way to predict in advance of actual mining whether any target property will yield natural resources in sufficient grades or quantities to recover our mining and development cost. Even the use of geological data and other technologies and the study of producing mines in the same area will not enable us to know conclusively prior to mining whether natural resources will be present or, if present, whether in the quantities and grades expected. We cannot assure you that all of the testing and analysis we perform will completely mitigate this risk.

The mining industry is very competitive and our ability to attract and retain qualified contractors and staff is critical to our success. The departure of key personnel or loss of key contractors could adversely affect our ability to run the business and achieve our business objectives.

        The construction and operation of a mine and mill of the size we have planned for the Holbrook Basin is expected to require up to 800 workers during the construction phase and up to 400 workers once the mine is in production. We will also require many of the same skill sets sought by other natural resource companies and we will be competing with these other natural resource companies in finding qualified contractors, consultants and staffing. Since many of these skills sets are highly specialized, the market for and availability of individuals possessing these skills will also be impacted by the overall health of the natural resource sector.

        Our future success is also dependent on our ability to retain Mr. Patrick Avery, our President and Chief Executive Officer. Mr. Avery has over 25 years of experience in the mining and fertilizer sectors and his knowledge and credibility are both critical to our future success and development.

We face competition from larger companies having access to substantially more resources than we possess.

        Our competitors include other mining companies and fertilizer producers in the United States and globally, including state-owned and government-subsidized entities. Many of these competitors are large, well-established companies and have substantially larger operating staffs and greater capital resources than we do. We may not be able to successfully conduct our operations, evaluate and select suitable properties and consummate transactions in this highly competitive environment. Specifically, these larger competitors may be able to pay more for exploratory prospects and productive mineral properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry.

There are risks in acquiring properties, including difficulties in integrating acquired properties into our business, additional liabilities and expenses associated with acquired properties, diversion of management attention, increasing the scope, geographic diversity and complexity of our operations and incurrence of additional debt.

        Our business strategy includes growing our reserve base through acquisitions. Our failure to integrate acquired businesses successfully into our existing business, or the expense incurred in consummating future acquisitions, could result in unanticipated expenses and losses. In addition, we may assume cleanup or reclamation obligations or other unanticipated liabilities in connection with these acquisitions. The scope and cost of these obligations may ultimately be materially greater than estimated at the time of the acquisition.

        The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant management attention and financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Our ability to make future acquisitions may be constrained by our ability to obtain additional financing. Future acquisitions could result in our incurring additional debt, contingent liabilities and expenses, all of which could have a material adverse effect on our financial condition and operating results.

Our business involves many operating risks, which may result in substantial losses, and insurance may be unavailable or inadequate to protect us against these risks.

        Our operations are subject to hazards and risks associated with the exploration and mining of natural resources and related fertilizer materials and products, such as:

  •
  Fires;

  •
  Explosions;

  •
  Inclement weather and natural disasters;

  •
  Mechanical failures;

  •
  Rock failures and mine roof collapses;

  •
  Unscheduled downtime;

  •
  Environmental hazards such as chemical spills, discharges or release of toxic or hazardous substances, storage tank leaks; and

  •
  Availability of needed equipment at acceptable prices.

        Any of these risks can cause substantial losses resulting from:

  •
  Injury or loss of life;

  •
  Damage to and destruction of property, natural resources and equipment;

  •
  Pollution and other environmental damage;

  •
  Regulatory investigations and penalties;

  •
  Revocation or denial of our permits;

  •
  Suspension of our operations; and

  •
  Repair and remediation costs.

        Our liability for environmental hazards may extend to those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. We do not currently maintain insurance against all of the risks described above. In the future we may not be able to obtain insurance at premium levels that justify its purchase. We may also experience losses in amounts in excess of the insurance coverages carried. Either of these occurrences could harm our financial condition and results of operations.

Risks Related to the Mining Industry

Potash is a commodity whose selling price is highly dependent on and fluctuates with the business and economic conditions and governmental policies affecting the agricultural industry. These factors are outside of our control and may significantly affect our profitability.

        Our future revenues, operating results, profitability and rate of growth will depend primarily upon business and economic conditions and governmental policies affecting the agricultural industry, which we cannot control. The agricultural products business can be affected by a number of factors. The most important of these factors, for U.S. markets, are:

  •
  Weather patterns and field conditions (particularly during periods of traditionally high crop nutrients consumption);

  •
  Quantities of crop nutrients imported to and exported from North America;

  •
  Current and projected grain inventories and prices, both of which are heavily influenced by U.S. exports and world-wide grain markets; and

  •
  U.S. governmental policies, including farm and biofuel policies and subsidies, which may directly or indirectly influence the number of acres planted, the level of grain inventories, the mix of crops planted or crop prices.

        International market conditions, which are also outside of our control, may also significantly influence our future operating results. The international market for crop nutrients is influenced by such factors as the relative value of the U.S. dollar and its impact upon the cost of importing crop nutrients, foreign agricultural policies, the existence of, or changes in, import barriers, or foreign currency fluctuations in certain foreign markets, changes in the hard currency demands of certain countries and other regulatory policies of foreign governments, as well as the laws and policies of the United States affecting foreign trade and investment.

Government regulation may adversely affect our business and results of operations.

        Projects related to mining and natural resources are subject to various and numerous federal, state and local government regulations, which may be changed from time to time. There are federal, state and local laws and regulations primarily relating to protection of human health and the environment applicable to the mining, development, production, handling, storage, transportation and disposal of natural resources, including potash, or its by-products and other substances and materials produced or used in connection with mining operations. Activities subject to regulation include the use, handling, processing, storage, transportation and disposal of hazardous materials, and we could incur substantial additional costs to comply with environmental, health and safety law requirements related to these activities. We also could incur substantial costs for liabilities arising from past unknown releases of, or exposure to, hazardous substances.

        Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we could be held jointly and severally responsible for the removal or remediation of any hazardous substance contamination at future facilities, at neighboring properties to which such contamination may have migrated and at third-party waste disposal sites to which we have sent waste. We could also be held liable for natural resource damages. Liabilities under these and other environmental health and safety laws involve inherent uncertainties. Violations of environmental, health and safety laws are subject to civil, and, in some cases, criminal sanctions. As a result of liabilities under and violations of environmental, health and safety laws and related uncertainties, we may incur unexpected interruptions to operations, fines, penalties or other reductions in income, third-party claims for property damage or personal injury or remedial or other costs that would negatively impact our financial condition and operating results. Finally, we may discover currently unknown environmental problems or conditions. The discovery of currently unknown environmental problems may subject us to material capital expenditures or liabilities in the future.

        Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at ongoing operations, which may lead to increased expenses. Permit renewals and compliance with present and future environmental laws and regulations applicable to our operations may require substantial capital expenditures and may have a material adverse effect on our business, financial condition and operating results.

The mining industry is capital intensive and the ability of a mining company to raise the necessary capital can be impacted by factors beyond its control.

        The upfront cost incurred for the acquisition, exploration and development of a mining project can be substantial, and the ability of a mining company to raise that capital can be influenced by a number of factors beyond the company's control including but not limited to general economic conditions, political turmoil, market demand, commodity prices and expectations for commodity prices, debt and equity market conditions and government policies and regulations.

        Once in production, mining companies require annual maintenance capital in order to sustain their operations. This sustaining capital can also be substantial and may have to be secured from external sources to the extent cash flows from operations are insufficient.

        Future cash flow from operations is subject to a number of variables, including:

  •
  The quality of the reserve base and the grade of those reserves;

  •
  The quantity of materials mined:

  •
  The cost to mine the materials; and

  •
  The prices at which the mined materials can be sold.

        Any one of these variables can materially affect a mining company's ability to fund its sustaining capital needs.

        If our future revenues are adversely affected as a result of lower potash prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to undertake or complete future mining projects. We may, from time to time, seek additional financing, either in the form of bank borrowings, sales of debt or equity securities or other forms of financing or consider selling non-core assets to raise operating capital. However, we may not be able to obtain additional financing or make sales of non-core assets upon terms acceptable to us.

New sources of supply can create structural market imbalances, which could negatively affect our operating results and financial performance.

        Potash prices have increased since 2009 and this coupled with projected increases in demand for potash have led to a renewed interest in bringing new sources of potash supply into the market. If production increases to the point where the market is over supplied, the price at which we are able to sell and the volumes we are able to sell could be impacted to the extent where this would materially and adversely affect our projected business, operating results and financial condition.

Variations in crop nutrient application rates may exacerbate the cyclicality of the crop nutrient markets.

        Farmers are able to maximize their economic return by applying optimum amounts of crop nutrients. Farmers' decisions about the application rate for each crop nutrient, or to forego application of a crop nutrient, particularly phosphate and potash, vary from year to year depending on a number of factors, including among others, crop prices, crop nutrient and other crop input costs or the level of the crop nutrient remaining in the soil following the previous harvest. Farmers are more likely to increase application rates when crop prices are relatively high, crop nutrient and other crop input costs are relatively low and the level of the crop nutrient remaining in the soil is relatively low. Conversely, farmers are likely to reduce or forego application when farm economics are weak or declining or the level of the crop nutrients remaining in the soil is relatively high. This variability in application rates can materially accentuate the cyclicality in prices for our future products and our sales volumes.

Uncertainties created by global economic events can adversely affect our business.

        A global economic crisis could adversely affect our business and impact our financial results. A continuation or worsening of current economic conditions, a prolonged global, national or regional economic recession or other events that could produce major changes in demand patterns, could have a material adverse effect on our sales, margins and profitability.

Risks Relating to our Shares

There is no active public market for our shares and we cannot assure you that an active trading market will be established or maintained.

        Our common stock is eligible for trading on the OTC Bulletin Board trading system. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of share price volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

  •
  The lack of readily available price quotations;

  •
  The absence of consistent administrative supervision of "bid" and "ask" quotations;

  •
  Lower trading volume; and

  •
  Market conditions.

The market price and trading volume of our shares may be volatile, and you may not be able to resell your shares at or above what you paid for them.

        The price of our shares may fluctuate widely, depending upon many factors, including:

  •
  The perceived prospects for natural resources in general;

  •
  Differences between our actual financial and operating results and those expected by investors;

  •
  Changes in the share price of public companies with which we compete;

  •
  News about our industry and our competitors;

  •
  Changes in general economic or market conditions including broad market fluctuations;

  •
  Adverse regulatory actions; and

  •
  Other events or factors, many of which are beyond our control.

        Our shares may trade at prices significantly below current levels, in which case holders of the shares may experience difficulty in reselling, or an inability to sell, the shares. In addition, when the market price of a company's common equity drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources away from the day-to-day operations of our business.

We have a number of common stock warrants outstanding that if converted would dilute existing shareholders and could depress the market price of our common stock. We may also issue additional warrants and shares of our common stock in the future.

        We have issued warrants to purchase an aggregate of 12,097,363 shares of our common stock. We may also issue additional warrants and shares of our common stock in the future and this could lower the market price of our common stock.

We incur increased costs as a result of being an operating public company.

        As a public company, we incur increased legal, accounting and other costs that we would not incur as a private company. The corporate governance practices of public companies are heavily regulated.

For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the Securities and Exchange Commission, as well as the rules and regulations of any exchange or quotation service on which a company's shares may be listed or quoted.

Our common stock could be considered a "penny stock" making it difficult to sell.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Our stock trades infrequently and in the past several months trades have been reported both above and below $5.00 per share on the OTC Bulletin Board. The SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

We cannot assure that we will list our common stock on any national securities system or exchange.

        Although we intend to apply to list our common stock on an exchange other than the OTC Bulletin Board, we do not currently meet the initial listing standards for many exchanges and we cannot assure that we will be able to qualify for and maintain a listing of our common stock on any stock exchange in the future.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

        Our stock is not currently covered by any securities analyst and we cannot assure you that securities analysts will cover our company going forward. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of the shares. The trading market for the shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades the shares, the trading price of the shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of the shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus to advance the development of a potash mine in the Holbrook Basin in eastern Arizona and for general corporate purposes and working capital.

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

  •
  The net tangible book value per share of our equity securities before and after the offering;

  •
  The amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  The amount of the immediate dilution from the public offering price which will be absorbed by such purchases.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus separately or together through any of the following methods:

  •
  Directly to investors or purchasers;

  •
  To investors through agents;

  •
  Directly to agents;

  •
  To or through brokers or dealers;

  •
  To the public through underwriting syndicates led by one or more managing underwriters;

  •
  To one or more underwriters acting alone for resale to investors or to the public;

  •
  Through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

  •
  Through a combination of any of these methods of sale.

        Securities may also be issued upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        We may distribute the securities from time to time in one or more transactions:

  •
  At a fixed price or prices, which may be changed from time to time;

  •
  At market prices prevailing at the times of sale;

  •
  At prices related to such prevailing market prices; or

  •
  At negotiated prices.

Direct Sales and Sales through Agents

        We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an "underwriter" of the securities as that term is defined in the Securities Act of 1933.

Sales Through Underwriters or Dealers

        If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

        If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

        We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

        Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

        We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

  •
  That the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

  •
  That we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

"At the Market" Offerings

        We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our "offering agent." If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, including sales made directly on any national exchange upon which our securities are listed, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 with respect to any sales effected through an "at the market" offering.

Market Making, Stabilization and Other Transactions

        To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

        To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, any underwriters who are qualified market makers on any national exchange upon which our securities are listed may engage in passive market making transactions in the securities on such exchange during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF COMMON STOCK

        The following briefly describes the general terms and provisions of our common stock.

Authorized and Outstanding Common Stock

        As of May 1, 2012, we had 100,000,000 shares of common stock, par value $0.001 per share, authorized, of which 39,489,173 shares were outstanding.

Quotation

        Our common stock is quoted on the OTC Bulletin Board under the symbol "PGRX".

Dividend Rights

        Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

Voting Rights

        Holders of our common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

        Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director for cause by the affirmative vote of a majority of the voting power of outstanding common stock.

Liquidation

        In the event of any liquidation, dissolution or winding up of Prospect Global, holders of our common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Transfer Agent and Registrar

        Corporate Stock Transfer, Inc. is our transfer agent and registrar.

Other Provisions

        All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby or under another registration statement, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

        You should read the prospectus supplement relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.

        This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Nevada law, our certificate of incorporation and our bylaws, because they, and not this description, define your rights as a holder of our common stock. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such series as determined by the board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by stockholders.

        The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Prospect Global, which could depress the market price of our common stock.

        Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

        The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

  •
  The number of shares of preferred stock offered and the offering price of the preferred stock;

  •
  The title and stated value of the preferred stock;

  •
  The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

  •
  The date from which dividends on the preferred stock will accumulate, if applicable;

  •
  The liquidation rights of the preferred stock;

  •
  The procedures for auction and remarketing, if any, of the preferred stock;

  •
  The sinking fund provisions, if applicable, for the preferred stock;

  •
  The redemption provisions, if applicable, for the preferred stock;

  •
  Whether the preferred stock will be convertible into or exchangeable for other securities offered hereby or under another registration statement and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

  •
  Whether the preferred stock will have voting rights and the terms of any voting rights, if any;

  •
  Whether the preferred stock will be listed on any securities exchange;

  •
  Whether the preferred stock will be issued with any other securities offered hereby or under another registration statement and, if so, the amount and terms of these securities; and

  •
  Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement. Warrants may be issued independently or together with common stock, preferred stock, debt securities or other securities offered by any prospectus supplement or under another registration statement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

        Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities offered hereby or under another registration statement, for the purchase or sale of our common stock, preferred stock or debt securities. The price per share of common stock or preferred stock or the price of debt securities, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

  •
  Whether the purchase contracts obligate the holder to purchase or sell, or both, our common stock, preferred stock or debt securities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

  •
  Whether the purchase contracts are to be prepaid or not;

  •
  Whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

  •
  Any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

  •
  United States federal income tax considerations relevant to the purchase contracts; and

  •
  Whether the purchase contracts will be issued in fully registered global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF RIGHTS

        We may issue rights to purchase common stock, preferred stock, debt securities or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

        The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

  •
  The date of determining the stockholders entitled to the rights distribution;

  •
  The number of rights issued or to be issued to each stockholder;

  •
  The exercise price payable for each share of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement upon the exercise of the rights;

  •
  The number and terms of the shares of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement which may be purchased per each right;

  •
  The extent to which the rights are transferable;

  •
  The date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  The extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

  •
  Any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

        The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES

        The following summarizes some of the general provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        We may, at our option, elect to offer fractional shares or multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depository share will represent a fraction or multiple of a share of a particular series of preferred stock and will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock in accordance with the terms of the prospectus supplement or other offering materials.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of the depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to these distributions. If the preferred stock depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Conversion or Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Preferred Stock

        If we redeem a series of preferred stock represented by depositary shares, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the applicable series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary decides.

Withdrawal of Preferred Stock

        Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary shares after surrendering the related depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement or other offering materials for that series of preferred stock. However, holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary shares for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time new depositary receipts evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

        When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing that series of preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the existing rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Holders who retain their depositary shares after the amendment becomes effective will be deemed to agree to the amendment and will be bound by the amended deposit agreement. The deposit agreement automatically terminates if:

  •
  All outstanding depositary shares have been redeemed;

  •
  Each share of preferred stock has been converted into or exchanged for common stock; or

  •
  A final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Prospect Global.

        We may terminate the deposit agreement at any time and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the related depositary receipts, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar will be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of depositary shares or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary and its acceptance of the appointment. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from Prospect Global which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

        Neither the preferred stock depositary nor Prospect Global will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Prospect Global and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Prospect Global and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the "senior indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the "subordinated indenture," between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is filed as an exhibit to the registration statement of which this prospectus is a part. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        The following briefly describes the general terms and provisions of the debt securities and the indentures governing them which may be offered. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

        The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities. Debt securities we issue may be secured or unsecured.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under "—Subordination" and in the applicable prospectus supplement. Payments on secured debt securities will be secured by the collateral described in the applicable prospectus supplement.

        We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

  •
  The title and series designation;

  •
  The aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

  •
  The principal amount payable, whether at maturity or upon earlier acceleration;

  •
  Whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

  •
  Whether the debt securities will be issued as original issue discount securities (as defined below);

  •
  The date or dates on which the principal of the debt securities is payable;

  •
  Any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

  •
  The date from which any interest will accrue;

  •
  Any interest payment dates;

  •
  Whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

  •
  Whether the debt securities are secured or unsecured, and if secured, the collateral securing the debt securities;

  •
  The price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

  •
  The stated maturity date;

  •
  Whether the debt securities are to be issued in global form;

  •
  Any sinking fund requirements;

  •
  Any provisions for redemption, the redemption price and any remarketing arrangements;

  •
  The denominations of the securities or series of securities;

  •
  Whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  Any restrictions on the offer, sale and delivery of the debt securities;

  •
  The place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

  •
  Whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

  •
  The terms, if any, upon which the debt securities are convertible into other securities offered hereby or under another registration statement and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

  •
  Any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture;

  •
  A description of any documents or certificates that must be received prior to the issuance of any definitive securities;

  •
  Whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

  •
  The identity of each security registrar or paying agent (if other than trustee);

  •
  Any provisions granting special rights to securities holders upon the occurrence of specified events;

  •
  Any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

  •
  The portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities; and

  •
  The date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance.

        The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

        Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

        You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

        Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof and the bearer securities of such series other than bearer securities issued in global form shall be issuable in denominations of $5,000.

        No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

        We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

        Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

  •
  Default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

  •
  Default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

  •
  Default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

  •
  Specified events in bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

  •
  Any other event of default provided with respect to the debt securities of any series.

        If an event of default (other than an event of default arising from specified events in bankruptcy of us or any of our significant subsidiaries) occurs and is continuing for any series of debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable.

        At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

        The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

  •
  In the payment of any amounts due and payable or deliverable under the debt securities of that series; or

  •
  In an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected

        The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

  •
  That holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

  •
  The holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

  •
  The indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

  •
  The indenture trustee fails to institute the proceeding within 60 days.

        However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

        We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

        Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

  •
  Change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

  •
  Reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

  •
  Reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity; or provable in bankruptcy or adversely affect any right of repayment of a debt security;

  •
  Change the place or currency of payment of principal or any premium or any make-whole amount or interest on, any debt security issued under that indenture;

  •
  Impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

  •
  Reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

  •
  Make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "—Events of Default."

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

  •
  To evidence the succession of another person to our company;

  •
  To add to our covenants for the benefit of the holders of all or any series of debt securities;

  •
  To add events of default for the benefit of the holders of all or any series of debt securities;

  •
  To add or change any provisions of the indentures to facilitate the issuance of bearer securities;

  •
  To change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

  •
  To establish the form or terms of debt securities of any series;

  •
  To evidence and provide for the acceptance of appointment by a successor indenture trustee;

  •
  To cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

  •
  To secure securities;

  •
  To provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities offered hereby or under another registration statement;

  •
  To close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

  •
  To supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than our company, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and perform and observe all of our other obligations under the indentures and supplemental indentures. We are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

        The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision that would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

        The occurrence of any default under either the senior indenture or the subordinated indenture could create a conflicting interest for the indenture trustee under the Trust Indenture Act if the same entity serves as trustee under both indentures. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

        The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it generally must either eliminate that conflict or resign.

International Offering

        If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

        We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

        We may terminate or "defease" our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

  (1)
  Depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

  •
  In the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

  •
  In the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

  •
  A combination of money and U.S. government obligations or foreign government obligations, as applicable;

  (2)
  Delivering:

  •
  An opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

  •
  An opinion of independent counsel that registration is not required under Investment Company Act of 1940;

  •
  An opinion of counsel as to certain other matters;

  •
  Officers' certificates certifying as to compliance with the senior indenture and other matters; and

  (3)
  Paying all amounts due under the senior indenture.

        Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination

        The subordinated debt securities will be subordinated in right of payment to all "senior debt," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

        If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior debt before we can make any payment on the subordinated debt securities.

        In addition, we may make no payment on the subordinated debt securities in the event:

  •
  There is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness; and

  •
  The default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

        By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior debt" is defined in the subordinated indenture as:

  the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of us for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

  (1)
  Any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of us, or to secure the payment of revenue bonds issued for the benefit of us whether contingent or otherwise;

  (2)
  Any debt of others described in the preceding clause (1) which we have guaranteed or for which we are otherwise liable;

  (3)
  The obligation of us as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

  (4)
  Any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1), (2) and (3).

        "Senior debt" does not include:

          (i) any such indebtedness, obligation or liability referred to in clauses (1) through (4) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (ii) any such indebtedness, obligation or liability which is subordinated to indebtedness of us to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (iii) any indebtedness to one of our subsidiaries and (iv) the subordinated debt securities.

        The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

        The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

        The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock or preferred stock, debt securities, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  The designation and terms of the units and the securities included in the units;

  •
  Any provision for the issuance, payment, settlement, transfer or exchange of the units;

  •
  The date, if any, on and after which the units may be transferable separately;

  •
  Whether we will apply to have the units traded on a securities exchange or securities quotation system;

  •
  Any material United States federal income tax consequences; and

  •
  How, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

LEGAL MATTERS

        The validity of the securities being offered hereby was passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. Brownstein Hyatt Farber Schreck and one of its partners collectively own 900,000 shares of our common stock.

EXPERTS

        The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended March 31, 2012 have been so incorporated in reliance on the report of Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        North Rim Exploration Ltd issued a Resource Calculation analyzing the results of our field operations that is filed as an exhibit to the registration statement of which this prospectus forms a part. Tetra Tech completed a Preliminary Economic Assessment to determine the economic viability of mining our potash resource that is filed as an exhibit to the registration statement of which this prospectus forms a part.